UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the registrant ☒    Filed by a party other than the registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)
Payment of the filing fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED APRIL 20, 2021
April [ ], 2021
Dear Fellow Shareholders:
Your officers and directors join us in inviting you to attend our 2021 annual meeting of shareholders to be held via a live webcast, at 10:00 a.m. Eastern Time on May 27, 2021, 2021, at www.cesonlineservices.com/mdxg21_vm. In order to attend the meeting, you must pre-register at www.cesonlineservices.com/mdxg21_vm by 10:00 a.m. Eastern time on May 25, 2021.
Included with this letter are the notice of annual meeting of shareholders, a proxy statement detailing the business to be conducted at the Annual Meeting and a WHITE proxy card or, if your shares are held in “street name,” a WHITE voting instruction form from your broker, bank, or other nominee.
The Annual Meeting will be held for the following purposes:
•The election of three Class II directors named in the accompanying proxy statement (Proposal 1);

•The election of one Class III director named in the accompanying proxy statement (Proposal 2);

•Advisory approval of executive compensation (“Say on Pay”)(Proposal 3);

•To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 4);

•To approve the amendment to the Company’s Restated Articles of Incorporation (the “Articles”) to declassify the board of directors of the Company (the “Board”) (Proposal 5);

•To approve an amendment to the Articles to reduce the ownership threshold to call a special shareholders’ meeting (Proposal 6);

•To approve an amendment to the Company’s Amended and Restated Bylaws to adopt proxy access (Proposal 7); and

•To transact such other business as may properly come before the meeting or any adjournment or any postponement thereof.
The Board has fixed 5:00 p.m. Eastern time on April 16, 2021 as the record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting.
In light of public health concerns regarding the coronavirus (COVID-19) outbreak, the Annual Meeting will be conducted in virtual format only (as described in the notice of annual meeting) in order to assist in protecting the health and well-being of our shareholders, directors and employees, and to provide access to our shareholders regardless of geographic location. There is no in-person meeting for you to attend.
As you may know, Prescience Point Capital Management, together with its affiliates (collectively, “Prescience Point”), has provided notice to the Company of its intent to nominate four individuals, Eiad Asbahi, Alfred G. Merriweather, Charlotte E. Sibley and William F. Spengler (Mr. Asbahi, Mr. Merriweather, Ms. Sibley and Mr.

Spengler, collectively, the “Prescience Group”), each for election as a director at the Annual Meeting in opposition to the Board’s nominees and to propose two items of business. You may receive proxy solicitation materials from the Prescience Group. The Company is not responsible for the accuracy of any information provided by or relating to the Prescience Group contained in solicitation materials filed or disseminated by or on behalf of the Prescience Group, or any other statements that any member of the Prescience Group may make. The Board does NOT endorse any of Prescience Point’s nominees and strongly recommends that you do NOT sign or return any GOLD proxy card sent to you by or on behalf of the Prescience Group. If you have previously submitted a GOLD proxy card sent to you by the Prescience Group, you can revoke that proxy and vote for the Board’s nominees at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided to you or by using the telephone or Internet method of voting as shown on the WHITE proxy card or, if shares are held in “street name,” on the WHITE voting instruction form that you received from your bank, broker or other nominee in lieu of a WHITE proxy card. Only your latest-dated vote will count.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR THE ELECTION OF THE BOARD’S NOMINEES USING THE ENCLOSED WHITE PROXY CARD OR WHITE VOTING INSTRUCTION FORM, AS APPLICABLE, THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY GOLD PROXY CARD OR GOLD VOTING INSTRUCTION FORM SENT TO YOU BY OR ON BEHALF OF THE PRESCIENCE GROUP.
It is extremely important that your shares be represented and voted at the Annual Meeting. Please vote as soon as possible. You are urged to sign, date, and return the WHITE proxy card or WHITE voting instruction form, as applicable, in the postage-paid envelope provided to you, or to use the Internet or telephone method of voting described on your proxy card or voting instruction form, as applicable.
If you have any question or need any assistance in voting your shares, please contact Morrow Sodali LLC, our proxy solicitor assisting us in connection with the annual meeting, toll-free at (800) 662-5200 or at (203) 658-9400 or by email to MDXG@investor.Morrowsodali.com.

Sincerely,

/s/ M. Kathleen Behrens
M. Kathleen Behrens Chairperson of the Board

/s/ Timothy R. Wright
Timothy R. Wright
Chief Executive Officer and Director

MIMEDX GROUP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 27, 2021
The 2021 annual meeting (the “Annual Meeting”) of shareholders of MiMedx Group, Inc. (the “Company,” “MiMedx,” or “we”) will be held in virtual format only on May 27, 2021, at 10:00 a.m. Eastern time at www.cesonlineservices.com/mdxg21_vm for the following purposes:

•The election of three Class II directors named in the accompanying proxy statement (Proposal 1);

•The election of one Class III director named in the accompanying proxy statement (Proposal 2);

•Advisory approval of executive compensation (“Say on Pay”)(Proposal 3);

•To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 4);

•To approve the amendment to the Company’s Restated Articles of Incorporation (the “Articles”) to declassify the board of directors of the Company (the “Board”) (Proposal 5);

•To approve an amendment to the Articles to reduce the ownership threshold to call a special shareholders’ meeting (Proposal 6);

•To approve an amendment to the Company’s Amended and Restated Bylaws to adopt proxy access (Proposal 7); and

•To transact such other business as may properly come before the meeting or any adjournment or any postponement thereof.

    The Company’s board of directors (“Board”) has fixed 5:00 p.m. Eastern time on April 16, 2021 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.
April [ ], 2021

By Order of the Board of Directors

/s/ William F. Hulse IV
William F. Hulse IV, Secretary

Shareholders Proposals and Director Nominations for the 2022 Annual Meeting of Shareholders	66
Householding of Proxy Materials	66
Additional Information	66
ANNEX A – ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION	68
Directors and Board Nominees	68
Officers	68
Information Regarding Ownership of the Company’s Securities by Participants	68
Information Regarding Transactions of the Company’s Securities by Participants	68
ANNEX B – PROPOSED ARTICLES OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO DECLASSIFY THE BOARD OF DIRECTORS	72
ANNEX C – PROPOSED ARTICLES OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO REDUCE THE OWNERSHIP THRESHOLD TO CALL A SPECIAL SHAREHOLDERS’ MEETING	74
ANNEX D – PROPOSED AMENDMENT NO. 1 TO THE AMENDED AND RESTATED BYLAWS OF THE COMPANY	75

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED APRIL 20, 2021
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 27, 2021
INTRODUCTION
This proxy statement (including all appendices attached hereto, this “Proxy Statement”) is furnished in connection with the solicitation of proxies to be voted at the 2021 annual meeting of shareholders (including any adjournment or postponement thereof, the “Annual Meeting” or the “2021 Annual Meeting”) of MiMedx Group, Inc. (“MiMedx,” the “Company,” “we” or “us”) to be held in virtual format only on May 27, 2021, at 10:00 a.m. Eastern time at www.cesonlineservices.com/mdxg21_vm. The Notice of Annual Meeting of Shareholders, this Proxy Statement (including a WHITE proxy card or WHITE voting instruction form, as applicable) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) are being first sent or given to shareholders on or about April [ ], 2021. The Company, on behalf of our board of directors (the “Board”), is soliciting your proxy to vote your shares at the Annual Meeting in accordance with your instructions. The Notice of Annual Meeting of Shareholders, this Proxy Statement, the 2020 Annual Report, and our form of WHITE proxy card are available at www.cesvote.com.
Our principal executive offices are located at 1775 West Oak Commons Court, NE, Marietta, Georgia, 30062.
INFORMATION ABOUT THE ANNUAL MEETING
1.Who is soliciting my vote?
The Board is soliciting your vote on the matters before the Annual Meeting. For more information on the participants in the Board’s solicitation, please see “Participants in the Solicitation” beginning on page 66 of this Proxy Statement. The following table summarizes the Board’s recommendations with respect to the items of business expected to come before the Annual Meeting:

Item	Description	Board Recommendation
1	Election of three Class II directors	FOR the Board nominees
2	Election of one Class III director	FOR the Board nominee
3	Advisory Vote to Approve Executive Compensation	FOR
4	Ratification of Registered Public Accounting Firm	FOR
5	Declassify the Board of Directors	FOR
6	Reduce Ownership Threshold to Call a Special Shareholders’ Meeting	FOR
7	Adopt Proxy Access	FOR

Additionally, the Corporation has retained Morrow Sodali LLC (“Morrow Sodali”), a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also be solicited by press releases issued by us, postings on our corporate website or other websites or otherwise.

2.Who is Prescience Point Capital Management?
Prescience Point Capital Management (“Prescience Point”) is a private investment manager that beneficially owned, along with its affiliates that make up the Prescience Group (as defined below), 9,058,250 shares of Company common stock (or approximately 8.1% of the outstanding shares of Company common stock) as of April 15, 2021, according to information reported by Prescience Point on its Schedule 13D/A (Amendment No. 1) filed on April 16, 2021.

Prescience Point has indicated that it intends to nominate Eiad Asbahi, Alfred G. Merriweather, Charlotte E. Sibley and William F. Spengler (Mr. Asbahi, Mr. Merriweather, Ms. Sibley and Mr. Spengler, collectively, the “Prescience Group”) for election as directors at the Annual Meeting and to propose two items of business. You may receive proxy solicitation materials from or on behalf of the Prescience Group. The Company is not responsible for the accuracy of any information provided by or relating to the Prescience Group contained in proxy materials filed or disseminated by or on behalf of the Prescience Group or any other statements that any member of the Prescience Group may make.

Prescience Point has also indicated that it intends to present the following proposals for action at the Annual Meeting:

•Proposal to request the Board to take all necessary steps in its power to declassify the Board so that the directors are elected on an annual basis beginning at the next annual meeting of shareholders and phasing in over subsequent annual meetings such that previously elected directors’ unexpired terms are not affected; and

•Proposal to request the Board to take all necessary steps in its power to amend the appropriate governing documents of the Company to give shareholders owning not less than 25% of all votes entitled to be cast on any issue proposed to be considered at a meeting of shareholders the power to call a special meeting of shareholders by a request in writing to the Secretary of the Company.

The Board does not endorse any of Prescience Point’s nominees, and Prescience Point’s two business proposals are substantially similar to Proposal 5 and 6 set forth in this Proxy Statement. Because of these two factors, the Board unanimously recommends that you vote FOR the election of each of the Board’s nominees and FOR each of the proposals set forth in this Proxy Statement on the WHITE proxy card or WHITE voting instructions form, as applicable. The Board strongly urges you to discard any GOLD proxy card sent to you by or on behalf of the Prescience Group. Voting to “withhold” with respect to any of Prescience Point’s nominees on a GOLD proxy card sent to you by or on behalf of the Prescience Group is not the same as voting FOR the Board’s nominees because a vote to “withhold” with respect to any of Prescience Point’s nominees on the GOLD proxy card will revoke any WHITE proxy you may have previously submitted.

To support the Board’s nominees, you should vote FOR each of the Board’s nominees on the WHITE proxy card or WHITE voting instructions form, as applicable, and disregard, and NOT return, any GOLD proxy card sent to you by or on behalf of the Prescience Group. If you have previously voted using a GOLD proxy card sent to you by or on behalf of the Prescience Group, you can still change your vote to support the Board’s nominees by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by following the instructions on the WHITE proxy card to vote by telephone or by Internet. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

3.Who is bearing the costs of the solicitation?
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to shareholders of record and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions. Proxies may be solicited through the mail, in person, by telephone or via email.

4.Who can vote at the Annual Meeting?
The record date for determining shareholders eligible to vote at the Annual Meeting is 5:00 p.m. Eastern time on April 16, 2021 (the “Record Date”). Holders of Company common stock, par value $0.001 per share (“Company common stock”), and holders of Company Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), on the Record Date may vote at the Annual Meeting. As of the Record Date, 111,718,544 shares of Company common stock were outstanding and 100,000 shares of Series B Preferred Stock were outstanding representing 19,657,609 votes, resulting in an aggregate of 131,376,153 shares entitled to vote at the Annual Meeting as of the record date.

Holders of Series B Preferred Stock are entitled to vote their shares (together with unpaid dividends on such shares) on an as-converted basis (converted using a ratio of $1,000 divided by $5.25 per share, or approximately 190 votes per share of Series B Preferred Stock) as a single class with the holders of Company common stock, subject to certain limitations on voting set forth in the Articles of Amendment to the Company’s Articles of Incorporation. Thus, as of the Record Date, holders of Series B Preferred Stock held 19,657,609 votes, or 14.8% of the aggregate voting power of shares entitled to vote at the Annual Meeting.

5.How do I attend the virtual Annual Meeting? Can I vote and ask questions during the Annual Meeting?
In light of public health concerns regarding the coronavirus (COVID-19) outbreak, the Annual Meeting will be conducted in virtual format only in order to protect the health and well-being of our shareholders, directors, and employees and to provide access to our shareholders regardless of geographic location. There is no in-person meeting for you to attend.
You will be able to attend the Annual Meeting online, vote your shares electronically during the meeting, and submit any questions by visiting www.cesonlineservices.com/mdxg21_vm.
Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the Record Date and guests of the Company. In order to attend the virtual meeting, you will need to pre-register by 10:00 a.m. Eastern Time on May 25, 2021. To pre-register for the meeting, please follow these instructions:
Registered Stockholders
Stockholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/mdxg21_vm. Please have your WHITE proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 10:00 a.m., Eastern Time, on May 25, 2021.
Beneficial Stockholders
Stockholders whose shares are held through a broker, bank or other nominee as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/mdxg21_vm.
Please have your Voting Instruction Form or other communication containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 10:00 a.m., Eastern Time, on May 25, 2021.
[We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.]

Questions on How to Pre-register
If you have any questions or require any assistance with pre-registering, please contact the Company’s proxy solicitor, Morrow Sodali: Shareholders Call Toll Free: (800) 662-5200; Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400; Email: MDXG@investor.Morrowsodali.com

6.How many votes do I have?
Each share of Company common stock you owned as of the Record Date is entitled to one vote for each matter presented at the Annual Meeting and described in this Proxy Statement (including one vote for each seat up for election at the Annual Meeting with respect to Proposals 1 and 2).
Holders of Series B Preferred Stock as of the Record Date are entitled to a number of votes equal to the number of shares of Series B Preferred Stock times the quotient $1,000 (together with unpaid dividends on such shares), divided by $5.25 (rounded down to the nearest whole number), or approximately 190 votes for each shares of Series B Preferred Stock. Holders of Series B Preferred Stock as of the Record Date will be entitled to an aggregate of 19,657,609 votes on each such matter (including on each seat up for election at the Annual Meeting with respect to Proposals 1 and 2).
You may NOT cumulate votes relating to any matter. Other than as described in this Proxy Statement, the Board knows of no other matters that may be properly presented for shareholder vote at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, holders of Company common stock as of the Record Date will be entitled to one vote for each share of Company common stock they hold on each such matter (including on each seat up for election at the Annual Meeting with respect to Proposals 1 and 2), and holders of Series B Preferred Stock as of the Record Date will be entitled to a number of votes equal to the number of shares of Series B Preferred Stock times the quotient $1,000 (together with unpaid dividends on such shares), divided by $5.25 (rounded down to the nearest whole number), or approximately 190 votes for each shares of Series B Preferred Stock.
7.What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner?”
If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and the proxy materials are being sent directly to you.
Most holders of Company common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares, and you are also invited to attend the Annual Meeting. Your broker, bank or other nominee has enclosed a WHITE voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares.
You must follow these instructions in order for your shares to be voted. Your broker, bank or other nominee is required to vote your shares in accordance with your instructions. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares FOR the Board’s nominees (Proposal 1 and Proposal 2), FOR the advisory vote to approve executive compensation (Proposal 3), FOR the ratification of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ended December 31, 2021 (Proposal 4), FOR the amendment to the Restated Articles of Incorporation (the “Articles”) to declassify the Board (Proposal 5), FOR the amendment to the Articles to reduce the ownership threshold to call a special shareholders’ meeting (Proposal 6), and FOR the amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to adopt proxy access (Proposal 7).

8.What is a proxy?
A proxy is your legal designation of another person to vote the shares you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Board has designated William F. Hulse IV and David A. Wisniewski as the Company’s proxies for the Annual Meeting.
9.How can I vote my shares?
Shareholders of Record. Shareholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:
    By Internet - Log on through the Internet at www.cesvote.com and follow the instructions on that site.
    By Telephone - Call 1-888-693-8683 and follow the simple voice prompts provided.
    By Mail - Complete, sign, date and return the WHITE proxy card in the postage-paid envelope included.
During the Virtual Annual Meeting - Shareholders of Record who have pre-registered and logged in at www.cesonlineservices.com/mdxg21_vm may click on the 'Shareholder Ballot' link found in the 'Meeting Links' section of the webcast to vote during the Annual Meeting.
Beneficial Owners who have pre-registered and logged in at www.cesonlineservices.com/mdxg21_vm may click on the 'Shareholder Ballot' link found in the 'Meeting Links' section of the webcast to vote during the Annual Meeting. Beneficial owners who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds their shares giving them the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.
If you return your WHITE proxy card by mail, please ensure you leave enough time for your WHITE proxy card to be mailed and received. You are encouraged to sign, date and return the WHITE proxy card in the postage-paid envelope provided (or vote by Internet or by telephone) regardless of whether or not you plan to attend the virtual Annual Meeting.
Beneficial Owners. If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares.
You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.
Please follow the instructions provided by your broker, bank or other nominee. If you return your WHITE voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee.
10.    How will shares be voted by the WHITE proxy card?
Where a choice has been specified on the WHITE proxy card, the shares represented by the WHITE proxy card will be voted in accordance with the specifications. If you timely return a validly executed WHITE proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted in accordance with the Board’s recommendation as follows:

Item	Description	Board Recommendation	Page
1	Election of three Class II directors	FOR the nominees	15
2	Election of one Class III director	FOR the nominee	17
3	Advisory vote to approve Executive Compensation	FOR	52
4	Ratification of Registered Public Accounting Firm	FOR	56
5	Declassify the Board of Directors	FOR	57
6	Reduce Ownership Threshold to Call a Special Shareholders’ Meeting	FOR	58
7	Adopt Proxy Access	FOR	59
The Board is not aware of any matters that are expected to come before the Annual Meeting other than as described in this Proxy Statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all WHITE proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed WHITE proxy card.
11.    What if I receive more than one WHITE proxy or set of proxy materials?
If your shares are held in more than one account, you may receive more than one WHITE proxy card or set of proxy materials, and in that case, you can and are urged to vote all of your shares of Company common stock by signing, dating and returning any and all WHITE proxy cards and/or WHITE voting instruction forms you receive. If you choose to vote by telephone or via the Internet, please vote once for each WHITE proxy card and/or WHITE voting instruction form you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count.

If Prescience Point proceeds with its previously announced alternative nominations and other business proposals, the Company will likely conduct multiple mailings prior to the Annual Meeting date to ensure shareholders have the Company’s latest proxy information and materials to vote. The Company will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE proxy card you receive. The latest dated proxy card you submit will be counted, and, if you wish to vote as recommended by the Board, then you should only submit a WHITE proxy card. The Board strongly urges you to discard any GOLD proxy card or GOLD voting instruction form sent to you by or on behalf of the Prescience Group. Voting to “withhold” with respect to any of Prescience Point’s nominees on a GOLD proxy card or GOLD voting instruction form will revoke any WHITE proxy card you may have previously submitted.

12.    What should I do if I receive a GOLD proxy card or GOLD voting instruction form or other proxy     materials from the Prescience Group?
Prescience Point has notified the Company that it intends to nominate four director candidates for election at the Annual Meeting in opposition to the Board’s nominees and to propose two items of business. You may receive proxy solicitation materials from the Prescience Group. The Company is not responsible for the accuracy of any information provided by or relating to Prescience Point or its nominees contained in proxy materials filed or disseminated by or on behalf of the Prescience Group or any other statements that anyone in the Prescience Group may make.

The Board does not endorse any of Prescience Point’s nominees, and Prescience Point’s two business proposals are substantially similar to Proposal 5 and 6 set forth in this Proxy Statement. Because of these factors, the Board unanimously recommends that you vote FOR the election of each of the Board’s nominees and FOR each of the proposals set forth in this Proxy Statement on the enclosed WHITE proxy card or WHITE voting instruction form, as applicable. The Board strongly urges you NOT to sign or return any GOLD proxy card or GOLD voting instruction form sent to you by or on behalf of the Prescience Group.

Voting to “withhold” with respect to any of Prescience Point’s nominees on a GOLD proxy card or GOLD voting instruction form sent to you by or on behalf of the Prescience Group is not the same as voting for the Board’s nominees because a vote to “withhold” with respect to any of Prescience Point’s nominees on its GOLD proxy card or GOLD voting instruction form will revoke any WHITE proxy card you may have previously submitted. To support the Board’s nominees, you should vote FOR the Board’s nominees on the WHITE proxy card and disregard, and NOT return, any GOLD proxy card or GOLD voting instruction form sent to you by the Prescience Group. If you have previously voted using a GOLD proxy card sent to you by the Prescience Group, you can still change your vote and support your Board’s nominees by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by following the instructions on the WHITE proxy card to vote by telephone or by Internet. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

13.    Can I revoke my proxy or change my vote?
Yes.
Shareholders of Record. A shareholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the Annual Meeting in any of the four following ways:
•Timely date, sign and return a new proxy card bearing a later date;
•Vote on a later date by using the telephone or Internet;
•Deliver a written notice to our Secretary prior to the Annual Meeting by any means, including facsimile, stating that your proxy is revoked; or
•Attend the virtual Annual Meeting and vote in person during the meeting.

If you have previously submitted a GOLD proxy card sent to you by or on behalf of the Prescience Group, you may change your vote by completing and returning the enclosed WHITE proxy card in the accompanying postage pre-paid envelope, or by voting by telephone or by the Internet by following the instructions on the WHITE proxy card. Please note that submitting a GOLD proxy card sent to you by the Prescience Group will revoke votes you have previously made via the Company’s WHITE proxy card. Voting to “withhold” with respect to any of Prescience Point’s nominees on a GOLD proxy card sent to you by or on behalf of the Prescience Group is not the same as voting for the Board’s nominees because a vote to “withhold” with respect to any of Prescience Point’s nominees on its GOLD proxy card will revoke any WHITE proxy you may have previously submitted.

Beneficial Owners. If your shares are held of record by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your nominee in accordance with your nominee’s procedures.
If you have previously submitted voting instructions pursuant to a GOLD voting instruction form sent to you on behalf of the Prescience Group, you may subsequently change your voting instructions by completing and returning the enclosed WHITE voting instruction form, or by voting by telephone or by the Internet by following the instructions on the WHITE proxy card. Please note that submitting instructions pursuant to a GOLD voting instruction form sent to you on behalf of the Prescience Group will revoke instructions you may have previously made via the WHITE voting instruction form. Voting to “withhold” with respect to any of Prescience Point’s nominees on a GOLD voting instruction form sent to you on behalf of the Prescience Group is not the same as submitting instructions to vote for the Board’s nominees because instructions to “withhold” with respect to any of Prescience Point’s nominees on its GOLD voting instruction form will revoke any WHITE voting instruction you may have previously submitted.

14.    Will my shares be voted if I do nothing?
No. If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via telephone or the Internet or vote in person during the virtual Annual Meeting.
If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee) and you do not instruct your broker, bank or other nominee how to vote your shares, then, your broker, bank or other nominee will not have discretionary authority to vote your shares on Proposals 1 and 2 (election of directors), Proposal 3 (advisory vote to approve executive compensation), Proposal 5 (declassify the Board), Proposal 6 (reduce the ownership threshold to call a special shareholders’ meeting), and Proposal 7 (proxy access). Although votes on Proposal 4 (the ratification of our registered public accounting firm) are normally considered “routine” matters such that brokers may vote without instructions from their clients, to the extent that your broker provides you with the Prescience Group’s proxy materials, it will not be able to vote your shares on Proposal 4 without your specific instructions. We strongly encourage you to instruct your broker, bank or other nominee to vote your shares by following the instructions provided on the voting instruction form you receive from your broker, bank or other nominee.
YOUR VOTE IS VERY IMPORTANT. To assure that your shares are represented at the Annual Meeting, we urge you to date, sign and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the WHITE proxy card, whether or not you plan to attend the virtual Annual Meeting. You can revoke your proxy at any time before the proxies you appointed cast your votes. If your broker, bank or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker, bank or other nominee is required to vote those shares in accordance with your instructions. Because of the contested nature of the election, if you do not give instructions to your bank, broker or other nominee, it will not be able to vote your shares with respect to the election of directors. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares FOR the Board’s nominees (Proposal 1 and Proposal 2), FOR the advisory vote to approve executive compensation (Proposal 3), FOR the ratification of the registered public accounting firm (Proposal 4), FOR the amendment to the Articles to declassify the Board (Proposal 5), FOR the amendment to the Articles to reduce the ownership threshold to call a special shareholders’ meeting (Proposal 6), and FOR the amendment to the Bylaws to adopt proxy access (Proposal 7).
15.    What constitutes a quorum?
For purposes of the Annual Meeting, the holders of a majority of the issued and outstanding shares of Company capital stock entitled to vote at a meeting of shareholders, virtually present in person or represented by proxy, constitute a quorum for the transaction of business.
Votes cast virtually in person or by proxy, abstentions and broker non-votes will be considered in the determination of whether a quorum is present at the Annual Meeting. In the absence of a quorum, the chair of the Board or any officer entitled to preside at the Annual Meeting shall have the power to adjourn the meeting.

16.    What vote is required to approve each matter, and how are the voting results determined?

Item	Description	Vote Required	Abstentions and Broker Discretionary Voting	Page
1	Election of three Class II directors	If the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of votes cast, meaning that the three nominees receiving the most votes FOR their election will be elected to the Board. If the number of nominees for director does not exceed the number of directors to be elected, directors will be elected by a majority of the votes cast by the shares entitled to vote on the election.	Abstentions and broker non-votes will have no effect on the outcome of this proposal. Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner.	15
2	Election of one Class III director	If the number of nominees for director exceeds the number of directors to be elected, the director will be elected by a plurality of votes cast, meaning that the nominee receiving the most votes FOR its election will be elected to the Board. If the number of nominees for director does not exceed the number of directors to be elected, directors will be elected by a majority of the votes cast by the shares entitled to vote on the election.	Abstentions and broker non-votes will have no effect on the outcome of this proposal. Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner.	17
3	Advisory vote to approve Executive Compensation	Votes cast FOR by the holders of shares represented at the meeting and entitled to vote on the matter must exceed the votes cast AGAINST	Abstentions and broker non-votes will have no effect on the outcome of this proposal. Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner.	52
4	Ratification of Registered Public Accounting Firm	Votes cast FOR by the holders of shares represented at the meeting and entitled to vote on the matter must exceed the votes cast AGAINST	Abstentions and broker non-votes will have no effect on the outcome of this proposal. Under New York Stock Exchange rules, to the extent that holders are not provided with opposition proxy materials, the matter is considered routine so brokers will have discretion to vote upon the matter in the absence of instructions from the beneficial owner.	56

Item	Description	Vote Required	Abstentions and Broker Discretionary Voting	Page
5	Amendment to Articles to Declassify the Board of Directors	A majority of shares entitled to vote on the matter (i.e., shares outstanding)	The failure to vote, as well as abstentions and broker non-votes, will be counted as votes “AGAINST” this proposal.

Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner.
6	Amendment to Articles to Reduce the Ownership Threshold to Call a Special Shareholders’ Meeting	A majority of shares entitled to vote on the matter (i.e., shares outstanding)	The failure to vote, as well as abstentions and broker non-votes, will be counted as votes “AGAINST” this proposal.

Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner.
7	Amendment to the Bylaws to Adopt Proxy Access	A majority of shares entitled to vote on the matter (i.e., shares outstanding)	The failure to vote, as well as abstentions and broker non-votes, will be counted as votes “AGAINST” this proposal.

Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner.
Under our governance documents, in the event an incumbent director fails to receive a majority of the votes cast (unless, as provided above, the director election standard is a plurality of the votes cast), the incumbent director shall promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept or reject such resignation, or what other action should be taken, within 100 days from the date of the certification of election results.
We urge you to support the Board’s nominees on the WHITE proxy card. It will NOT help elect any of the Board’s nominees if you sign and return a GOLD proxy card sent by or on behalf of the Prescience Group, even if you vote to “Withhold” one or more of Prescience Point’s nominees on the GOLD proxy card. Doing so will cancel any previous vote you may have cast for the election of your Board’s nominees on the WHITE proxy card.
The only way to support all of the Board’s nominees is to vote FOR each of the Board’s nominees on the WHITE proxy card and to disregard, and NOT return, any GOLD proxy card that you receive from the Prescience Group.

17.    What is the effect of abstentions and broker non-votes?
Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular “non-routine” proposals, and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. Brokers have no discretionary authority to vote on the election of directors (Proposals 1 and 2), the advisory vote to approve executive compensation (Proposal 3), the amendment to our Articles to declassify our Board (Proposal 5), the amendment to our Articles to reduce the ownership threshold to call a special shareholders’ meeting (Proposal 6) and the amendment to the Bylaws to adopt proxy access (Proposal 7). Although votes on the ratification of our registered public accounting firm (Proposal 4) are normally considered “routine” matters such that broker may vote without instructions from their clients, to the extent that your broker provides you with the Prescience Group’s proxy materials, it will not be able to vote your shares on Proposal 4 without your specific instructions. To the extent that your broker nominee does not provide you with the Prescience Group’s proxy materials, your broker will be able to vote on the ratification of the selection of our registered public accounting firm on the WHITE proxy card even if it does not receive your instructions.
If you specify that you wish to “abstain” from voting on a certain proposal, then your shares will not be voted on that particular proposal. Abstentions and broker non-votes are not treated as votes “cast” and will therefore have no effect on the outcome of Proposals 1, 2, 3, or 4. Abstentions and broker non-votes shall have the same effect as a vote against Proposals 5, 6 and 7.
18.    How do I find out the results of the vote?
The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission. You can access our Forms 8-K and the other reports we file with the Commission at our website at https://mimedx.gcs-web.com or at the Commission’s website at www.sec.gov. The information provided on these websites is for informational purposes only and is not incorporated by reference into this Proxy Statement.
19.    Am I entitled to appraisal or dissenters’ rights with respect to any proposal presented in this Proxy Statement?
No. Under applicable law, shareholders are not entitled to appraisal or dissenters’ rights with respect to any proposal presented in this Proxy Statement.
20.     Whom should I call with questions about the 2021 annual meeting?
Morrow Sodali is assisting us with our effort to solicit proxies. If you have any questions concerning the business to be conducted at the 2021 Annual Meeting, would like additional copies of this Proxy Statement or need help submitting a proxy for your shares, please contact Morrow Sodali:
509 Madison Avenue Suite 1206
New York, NY 10022
Shareholders Call Toll Free: (800) 662-5200
Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400
Email: MDXG@investor.Morrowsodali.com

BACKGROUND TO THE SOLICITATION

Prescience Point

Prescience Point is a private investment manager that beneficially owned, along with its affiliates that make up the Prescience Group, 9,058,250 shares of Company common stock (or approximately 8.0% of the outstanding shares of Company common stock) as of April 15, 2021, according to information reported on its Schedule 13D/A (Amendment No. 1) filed on April 16, 2021 (the “Prescience Schedule 13D/A”).

Chronology

This is the second proxy contest launched by Prescience Point within the last two years. The first began in May 2019, when Prescience Point (i) issued an open letter to shareholders of the Company and a corresponding press release in which it announced its intention to nominate four director candidates for election at the Company’s 2018 annual meeting of shareholders on June 17, 2019 (the “2018 Annual Meeting”), (ii) formally submitted to the Company a notice of its intention to nominate four director candidates—Dr. M. Kathleen Behrens, Mr. Richard J. Barry, Mr. K. Todd Newton and Mr. Melvin L. Keating—for election at such meeting (collectively, the “2019 Prescience Nominees”), and (iii) filed a proxy statement with the SEC recommending that shareholders of the Company elect the 2019 Prescience Nominees to the Board at the 2018 Annual Meeting.

Following Prescience Point’s filing of the proxy statement, the Company and Prescience Point entered into further discussions with a view towards reaching an amicable solution. As part of those ongoing discussions, the Board interviewed Prescience Point’s nominees (Dr. Behrens, Mr. Barry and Mr. Newton) and Prescience Point interviewed Mr. Wright, the Company’s newly appointed chief executive officer and director nominee, and Mr. James L. Bierman, a consensus candidate mutually agreed upon between the parties.

Following further discussions between the Company and Prescience Point, on May 29, 2019, Prescience Point, Dr. Behrens, Mr. Barry, Mr. Newton and the Company entered into a cooperation agreement (the “Cooperation Agreement”), pursuant to which the Company agreed to, among other things, nominate Dr. Behrens, Mr. Newton and Mr. Timothy Wright as the only three Class II director candidates for election to the Board at the 2018 Annual Meeting. The Cooperation Agreement further provided that, in the event that the 2018 Annual Meeting was held on or before September 15, 2019, then (i) promptly following (but no later than five business days after) the 2018 Annual Meeting, the Board would accept the resignation of Larry W. Papasan as a Class III director and appoint Mr. Richard J. Barry and Mr. James L. Bierman as Class III directors and (ii) promptly following such appointment, the Company and Prescience Point would identify an individual, to be mutually agreed upon between Prescience Point and the Company, to stand for election as a Class III director at the 2019 Annual Meeting. As a result of the above-referenced arrangements set forth in the Cooperation Agreement, the Company effectively granted Prescience Point direct or indirect control over up to six Board seats, four of which are held by directors (Dr. Behrens, Mr. Newton, Mr. Bierman and Mr. Wright) who continue to serve on the Board and Mr. Wright who continues to serve as the Company’s Chief Executive Officer.

On June 29, 2020, the Company received a letter from Prescience Point purporting to be a notice that Prescience Point was terminating the Cooperation Agreement due to an alleged material breach of the Cooperation Agreement by the Company. The Company informed Prescience Point that it disagreed with Prescience Point’s assertions, including that Prescience Point had a right to terminate the Cooperation Agreement pursuant to its terms. Prescience Point did not then seek to engage with the Company under the Cooperation Agreement, and instead filed a third amendment to their Schedule 13D stating that they deem the Cooperation Agreement to be terminated.

On November 20, 2020, the Company hosted its 2020 annual meeting of shareholders. During the meeting, Timothy R. Wright, Chief Executive Officer, presented an overview of the Company, Rohit Kashyap, Ph.D., Executive Vice President and Chief Commercial Officer, and Robert B. Stein, M.D., Ph.D., Executive Vice President, Research and Development, presented an overview of the Company’s product pipeline, commercial and R&D initiatives, including an update on estimated, potential market sizes of future expected products intended to treat knee osteoarthritis pain. On January 13, 2021, the Company presented at the J.P. Morgan Healthcare Conference and provided additional details regarding the status of its clinical trials, planned international expansion, and potential market sizes.

Between December 8, 2020 and December 10, 2020, Prescience Point purchased approximately 200,697 shares of the Company’s common stock according to the Prescience Schedule 13D filed on January 13, 2021 (the “Prescience Schedule 13D”), all of which they would sell within eight days of the purchase and within two days of its December 16, 2020 report, described below.

On December 16, 2020, Prescience Point published a document in which it purported to analyze the Company’s stock. In such report, Prescience Point stated, “Based on conservative assumptions, MDXG shares are worth $31.84 [per share].” Prescience Point’s analysis was based in part on information published by the Company on November 20, 2020 regarding potential market sizes or certain future products. In the same report, Prescience Point publicly released a document stating that “the Company has successfully resolved all of the key issues resulting from prior management’s misdeeds” and that each of Dr. Behrens and Mr. Newton were “highly reputable and accomplished executives.”

Notwithstanding Prescience Point’s statements to the public on December 16, 2020 that the Company’s common stock was worth at least $31.84 per share, according to the Prescience Point Schedule 13D filed January 13, 2021, Prescience Point sold approximately 214,597 shares of the Company’s common stock within two days of publishing its report, at prices ranging from $8.12 to $9.61, according to the Prescience Point Schedule 13D, representing a premium range of 23 % to 46% over the Company’s closing stock price on the trading day immediately prior to the issuance of the Prescience Point report.

This January 13, 2021 Prescience Point Schedule 13D reported beneficial ownership of 8,735,918 shares of Company common stock and disclosed that Prescience Point expected to continue to engage in constructive discussions with the Company to bring about positive changes in the Company’s messaging to the investment community. In the Prescience Schedule 13D, Prescience Point expressed its belief that, following the completion of and subsequent data readout from the Company’s Phase 2B Knee Osteoarthritis Investigational New Drug (IND) clinical trial, the Company should explore possible strategic alternatives, including a potential sale of the Company or AmnioFix® Injectable to a strategic buyer. Prescience Point also disclosed that it may, among other things, continue to engage in discussions with management and the Board of the Company, engage in discussions with shareholders of the Company and others, make proposals to the Company concerning changes to capital allocation strategy, capitalization, ownership structure, Board structure (including Board composition), operations of the Company, purchasing additional shares of the Company, selling some or all of its shares, engaging in short selling of or any hedging or similar transaction with respect to its shares.

On February 3, 2021 and March 9, 2021, the Company’s management (Tim Wright, Bob Stein, Pete Carlson), Marty Sutter and Bill Hawkins of the Board, and Eiad Asbahi and Chris Li of Prescience Point, spoke by telephone, during which Mr. Asbahi expressed a desire to appoint individuals to the Company’s Board. During the March 9, 2021 telephone conversation, the Company advised Mr. Asbahi of its plans to hold the Company’s 2021 Annual Meeting in the first half of 2021.

On March 29, 2021, Eiad Asbahi, the principal of Prescience Point, and Chris Li of Prescience Point, had a telephone conversation with certain members of the Company’s management (Messrs. Wright, Hulse and Carlson) and Board (Dr. Behrens and Mr. Sutter), in which Mr. Asbahi stated, among other things, that they wanted more public shareholder representation on the Board and wanted board seat turnover and for the Board to formally commit to a strategic review following the completion of and subsequent data readout from the Company’s Phase 2B Knee Osteoarthritis clinical trial. Mr. Asbahi indicated that they wanted three board seats up for election at the 2021 Annual Meeting and one additional board seat, which were in addition to the six Board seats over which Prescience Point had direct or indirect control pursuant to the Cooperation Agreement. During the call, the Company indicated that the Board was interested in continuing good faith discussions as to how Prescience Point and the Company might work together to the benefit of shareholders.

Also on April 5, 2021, the Company filed a Current Report on Form 8-K announcing that the 2021 Annual Shareholders’ Meeting would be held on May 27, 2021.

On April 5, 2021, Butch Hulse, General Counsel and Secretary of the Company, received a formal request from legal counsel to Prescience Point requesting from the Company the form of written questionnaire and agreement required to be completed by any director nominee nominated by a shareholder under the Bylaws.

On April 8, 2021, Messrs. Wright and Sutter, and Mr. Asbahi spoke by telephone. During the call, the Company offered Prescience Point the opportunity to explore other ways for Prescience Point to participate in the Company, an additional Board seat representing a newly created 10th board seat, the opportunity to work with the Company to hire an investor relations firm and have input on the Company’s messaging and non‐deal roadshow materials, and the opportunity to discuss strategy with Prescience Point in private and subject to a customary non-disclosure agreement. The offer was conditioned on Prescience Point entering into a standstill agreement consistent with the one previously entered in May 2019 in connection with the Cooperation Agreement. After further discussion, Prescience Point rejected the Company’s offer and informally sought an extension of the Company’s April 15, 2021 deadline to submit nominees so that Prescience Point and the Company could engage in further negotiations.

The Company provided to Prescience Point the Company’s form of written questionnaire and form of representation and agreement on April 9, 2021 and April 14, 2021, respectively, in each case in accordance with the terms of the advance notice provisions of the Bylaws.

On April 12, 2021, the Company sent a letter to Prescience Point as a follow-up to the April 8 conversation, formally rescinding its offer to Prescience Point provided during the April 8 conversation and indicating its intention to abide by the provisions of its Bylaws and the previously disclosed annual meeting schedule. The Company reiterated the Board’s commitment to all shareholders and its fiduciary responsibilities and indicated that it was willing to consider any counter-proposals that Prescience Point may wish to put forth.

On April 14, 2021, the day before the expiration of the deadline to submit shareholder proposals, the Company received a letter from Prescience Point, disputing the Company’s summary of the April 8 phone conversation and formally requesting an extension of the deadline for nominations of individuals to stand for election to the Board.

On April 15, 2021, Prescience Point formally submitted to the Company a notice of intention to nominate four candidates—Eiad Asbahi, Alfred G. Merriweather, Charlotte E. Sibley and William F. Spengler—for election as directors at the Company’s 2021 Annual Meeting and proposing two additional items for the 2021 Annual Meeting (the “Prescience Nomination Notice”).

On April 16, 2021, Prescience Point issued a press release announcing its intention to nominate four candidates for election as directors at the 2021 Annual Meeting. In its press release, Prescience Point also stated, “[T]he current management and Board have made . . . decisions which have destroyed significant shareholder value. In July of last year, despite our objections and offer to help it raise capital at a more opportune time, the Company raised $150 million of hugely dilutive capital from private equity firms EW and Hayfin Capital Management in the form of $100 million of convertible preferred stock and a $50 million term loan.” The transaction referred to by Prescience Point closed on July 2, 2020 and provided the Company with the resources to stabilize its business and fund critically important investments in R&D, manufacturing, and commercial operations, as well as fund ongoing legal obligations. The transaction referred to by Prescience Point closed on July 2, 2020 and announced on July 6, 2020. Since that time, through April 15, 2021, the Company’s stock price has increased from $4.99 per share to $12.30 per share, a return of 146%.

Also on April 16, 2021, the Company issued a press release responding to Prescience Point’s press release of April 16, 2021.

Also on April 16, 2021, Prescience Point filed the Prescience Schedule 13D/A, disclosing delivery of the Prescience Nomination Notice and disclosing that Prescience Point’s beneficial ownership of Company common stock had increased from 8,735,918 to 9,058,250 shares.

PROPOSAL 1 - ELECTION OF THREE CLASS II DIRECTORS
Class II Director Nominees—Terms Expiring at the 2024 Annual Meeting of Shareholders

M. Kathleen Behrens, Ph.D., age 68. Dr. Behrens has worked as an independent life sciences consultant and investor since December 2009. Dr. Behrens served as the Co-Founder, President and Chief Executive Officer, and as a director, of the KEW Group Inc., a private oncology services company, from January 2012 until June 2014. Earlier in her career, Dr. Behrens served as a general partner for selected venture funds for RS Investments, a mutual fund firm, from 1996 until December 2009. While Dr. Behrens worked at RS Investments, from 1996 to 2002, she served as a managing director at the firm and, from 2003 to December 2009, she served as a consultant to the firm. During that time, Dr. Behrens also served as a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2001 to 2009 and as chairwoman of PCAST’s Subcommittee on Personalized Medicine, as well as the President, director and chairwoman of the National Venture Capital Association, an organization that advocates for public policy that supports the American entrepreneurial ecosystem, from 1993 until 2000. Prior to that, she served as a general partner and managing director for Robertson Stephens & Co., an investment company, from 1983 through 1996. Dr. Behrens has served as a member of the board of directors of each of Sarepta Therapeutics, Inc. (Nasdaq: SRPT), a medical research and drug development company, since March 2009 (Chairwoman of the Board since April 2015) and IGM Biosciences, Inc. (Nasdaq: IGMS), a clinical stage biotechnology company focused on creating and developing IgM antibodies, since January 2019. She served as a director of Amylin Pharmaceuticals, Inc. (formerly Nasdaq: AMLN), a biopharmaceutical company, from 2009 until its sale in 2012 to Bristol-Myers Squibb Co. Prior to that, she served on the board of directors of Abgenix, Inc. (formerly Nasdaq: ABGX), a biopharmaceutical company, from 2001 until the company was sold to Amgen, Inc. in 2006. From 1997 to 2005, Dr. Behrens was a director of Science, Technology and Economic Policy for the National Research Council. Dr. Behrens was also a Co-Founder of the Coalition for 21st Century Medicine, a trade association for new generation diagnostics companies. Dr. Behrens holds a B.S. in biology and a Ph.D. in microbiology from the University of California, Davis. Dr. Behrens has served on the Board since June 2019 and was nominated as a director because of her substantial experience in the financial services and biotechnology sectors, as well as in healthcare policy.
K. Todd Newton, age 58. Mr. Newton presently serves as a consultant to, and previously served as Chief Executive Officer and as a member of the board of directors of Apollo Endosurgery, Inc. (Nasdaq: APEN), a medical device company, from July 2014 until March 2021. Earlier in his career, Mr. Newton served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at ArthroCare Corporation (formerly Nasdaq: ARTC), a medical device company, from 2009 to June 2014. Prior to that, Mr. Newton served in a number of executive officer roles, including President and Chief Executive Officer and as a director, at Synenco Energy, Inc., a Canadian oil sands company, from 2004 until 2008. Mr. Newton was a Partner at Deloitte & Touche LLP, a professional services network and accounting organization, from 1994 to 2004. Mr. Newton holds a B.B.A. in accounting from the University of Texas at San Antonio. Mr. Newton has served on the Board since June 2019 and was nominated as a director because of his significant experience in the medical device sector as well as strong executive leadership experience.

Timothy R. Wright, age 63, joined the Company as its Chief Executive Officer on May 13, 2019. Mr. Wright has more than 30 years of executive experience in the pharmaceutical, biotech and medical devices industries.
Prior to joining the Company, Mr. Wright was a founder and partner at Signal Hill Advisors, LLC, a consulting practice, from 2010 to May 2019. Mr. Wright served as President and Chief Executive Officer of M2Gen Corp., a privately held cancer and health informatics company, between July 2017 and September 2018. Before that, Mr. Wright served as Executive Vice President, Mergers and Acquisitions, Strategy and Innovation for Teva Pharmaceutical Industries Ltd. (“Teva”), a pharmaceutical company specializing in generic medicines, from April 2015 until August 2017. Before joining Teva, Mr. Wright was the founding partner of The Ohio State University Comprehensive Cancer Drug Development Institute. Mr. Wright also served as Chairman, Interim Chief Executive Officer and a director of Curaxis Pharmaceutical Corporation (“Curaxis”), a pharmaceutical company specializing in the development of drugs for the treatment of Alzheimer’s disease and various cancers, from July 2011 to July 2012. Curaxis had been experiencing financial difficulties prior to Mr. Wright’s tenure and, as a result, the company filed for Chapter 11 bankruptcy in July 2012. Mr. Wright was appointed president of Tyco healthcare Imaging and Pharmaceuticals businesses in 2007, and worked with other executives to spin out of Tyco International forming Covidien. He restructured the Imaging and Pharmaceuticals business, divesting Mallinckrodt Baker, and then prepared the company’s IPO. Later, Covidien was acquired 2014 by Medtronic for $42 billion. From 1984 to 1999, Mr. Wright held executive roles at DuPont Pharma and DuPont Merck, where he served as brand champion of the company’s organ transplantation and plasma volume expansion businesses, and eventually became global Senior Vice President, Strategy and Corporate Business Development, as well as President of DuPont Merck, Canada and Senior VP DuPont Merck, Europe heading up Marketing and Business Development.
Mr. Wright has been a director of Agenus, Inc. (Nasdaq: AGEN), an immuno-oncology company, since 2006 and its lead director since 2009. Mr. Wright also serves as Chairperson of The Ohio State University Comprehensive Cancer Center Drug Development Institute, serves as director of The Ohio State Innovation Foundation and sits on The Ohio State University College of Pharmacy Dean’s Corporate Council, and over his career, has served on boards of directors for companies in North America, Europe and Asia. Mr. Wright earned a Bachelor’s of Science in Marketing from The Ohio State University. He has served on our Board since June 2019 and was nominated as a director to bring the perspective of the Chief Executive Officer on the Board and also for the benefit of his many years of experience in the healthcare and pharmaceutical industry.
Vote Required
Because we have received notice that Prescience Point intends to nominate a slate of nominees for election to the Board at the Annual Meeting, we expect the number of nominees for director to exceed the number of directors to be elected at the Annual Meeting. Accordingly, pursuant to Article II, Section 9 of the Bylaws, directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three Class II director nominees with the most votes on Proposal 1 will be elected as Class II directors. If the number of nominees for Class II directors does not exceed the number of Class II directors to be elected, Class II directors will be elected by a majority of the votes cast by the shares entitled to vote on the election of directors.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
DR. BEHRENS, MR. NEWTON AND MR. WRIGHT ON THE WHITE PROXY CARD

PROPOSAL 2 - ELECTION OF ONE CLASS III DIRECTOR

Class III Director Nominee—Term Expiring at the 2022 Annual Meeting of Shareholders

Phyllis Gardner, M.D., age 70, is a nominee for election as a director of our Company. Dr. Gardner has spent over 35 years in academia, medicine and industry. Dr. Gardner has served on the board of directors of several public and private companies, including Revance Therapeutics, Inc. since 2006, Corium International, Inc. from November 2007 to December 2018, CohBar, Inc. from February 2019 to present. Dr. Gardner has also served as an advisor to Change Health Care, Inc. from April 2019 to present. From June 1999 to July 2014, she served in various consulting capacities including as an adjunct partner at a venture fund managed by Essex Woodlands Ventures, a venture capital firm that focused on the healthcare industry (and a predecessor to EW Healthcare Partners, a healthcare focused growth equity firm and holder of our Series B Preferred Stock). Additionally, Dr. Gardner has been a member of the Harvard Medical School Board of Fellows since April 2013 and is a scientific reviewer for the Cancer Prevention and Research Institute of Texas. She began her academic medical career at Stanford University, where she has held several positions including Senior Associate Dean for Education and Student Affairs and remains today as Professor of Medicine. From 1994 to 1998, she took a leave of absence from Stanford University to serve as Principal Scientist, Vice President of Research and Head of ALZA Technology Institute, a major drug delivery company. Dr. Gardner holds a B.S. from the University of Illinois and an M.D. from Harvard University. Our Board believes that Dr. Gardner’s medical, healthcare and operating experience and significant experience serving as a director of other healthcare companies make her qualified to serve on our Board.

Vote Required
Because we have received notice that Prescience Point intends to nominate a slate of nominees for election to the Board at the Annual Meeting, we expect the number of nominees for director to exceed the number of directors to be elected at the Annual Meeting. Accordingly, pursuant to Article II, Section 9 of the Bylaws, directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the one director nominee with the most votes on Proposal 2 will be elected as a Class III director. If the number of nominees for Class III director does not exceed the number of Class III directors to be elected, the Class III director will be elected by a majority of the votes cast by the shares entitled to vote on the election of directors.

THE BOARD UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE ELECTION OF DR. GARDNER
ON THE WHITE PROXY CARD

Board of Directors

Set forth below is certain information regarding our current directors and director nominees as of April 30, 2021. There are no family relationships among any of our directors, director nominees, or executive officers.

Name	Age	Since	Tenure	Independent	Committees
M. Kathleen Behrens	68	2019	2	✓	COB, AC, NCG
James L. Bierman	68	2019	2	✓	AC, CC*
Phyllis I. Gardner	70	2021	< 1	✓	to be determined
Michael J. Giuliani	66	2020	< 1	✓	CC, NCG
William A. Hawkins, III	67	2020	< 1	✓	EC*
Cato T. Laurencin	62	2020	< 1	✓	EC
K. Todd Newton	58	2019	2	✓	AC*, EC
Martin P. Sutter	66	2020	< 1	✓	CC, NCG*
Timothy R. Wright	63	2019	2		—

Audit Committee	Compensation Committee	Ethics and Compliance Committee	Nominating & Corporate Governance Committee
K. Todd Newton*	James L. Bierman*	William A. Hawkins*	Martin P. Sutter*
M. Kathleen Behrens	Michael Giuliani	Cato Laurencin	M. Kathleen Behrens
James L. Bierman	Martin P. Sutter	K. Todd Newton	Michael Giuliani
* = Chair; AC = Audit Committee; CC = Compensation Committee; COB = Chairperson of the Board; EC = Ethics & Compliance Committee; NCG = Nominating and Corporate Governance Committee.

At the 2010 annual meeting of shareholders, the Company’s shareholders overwhelmingly approved an amendment to our charter classifying the Board into three classes of directors such that only one-third of the Board is up for election at each annual meeting of shareholders. Our Board currently consists of seven directors divided into three classes, plus up to two directors appointed by the holder of our Series B Preferred Stock. At each annual meeting, the term of one class of directors expires and persons are elected to that class for a term of three years or until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. If the number of directors changes, any increase or decrease must be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.
On July 2, 2020, in connection with the sale of Series B Preferred Stock to Falcon Fund 2 Holding Company, L.P. (the “EW Purchaser”), an affiliate of EW Healthcare Partners, as described in the Company’s 2019 Annual Report on Form 10-K, the Company agreed that, for so long as the EW Purchaser beneficially owns (i) at least 10% of the total number of outstanding shares of Company common stock (calculated on a fully-diluted, as converted basis), the EW Purchaser will be entitled to designate two individuals to serve on the Board and (ii) at least 5% but less than 10% of the total number of outstanding shares of Company common stock (calculated on a fully-diluted, as converted basis), the EW Purchaser will be entitled to designate one individual to serve on the Board (such designated directors, the “Preferred Directors”). The Preferred Directors will not be members of any class of directors that is elected by the holders of Company common stock (a “Common Director”). However, the Board may, by notice to the EW Purchaser, either appoint any individual serving as a Preferred Director as a Common Director or nominate any individual serving as a Preferred Director for election as a Common Director, provided that (i) no such appointment or nomination takes place such that such individual would be up for election as a Common Director prior to the Company’s 2022 annual meeting of shareholders, and (ii) if any individual serving as a Preferred Director has been appointed or nominated as a Common Director prior to July 2, 2022, then no other individual serving as a Preferred Director may be appointed or nominated as a Common Director prior to July 2, 2022. From and after the time that no Series B Preferred Stock remains outstanding, the EW Purchaser’s right to designate directors in accordance with the preceding sentence will convert into a right, subject to the same ownership thresholds described above, to designate up to two individuals to be nominated by the Company to serve on the Board as Common Directors. The initial Preferred Directors are Martin P. Sutter and William A. Hawkins, III, who were appointed to the Board as Preferred Directors on July 2, 2020.
Our Board has nominated M. Kathleen Behrens, K. Todd Newton, and Timothy R. Wright to serve as a Class II directors, and Phyllis Gardner to serve as a Class III director. If elected, Dr. Behrens and Mr. Newton and Mr. Wright will serve a term expiring at the 2024 annual meeting of shareholders, and until his or her successor is elected and qualified, and Dr. Gardner will serve a term expiring at the 2022 annual meeting of shareholders, and until her successor is elected and qualified.
Our current Board members, the classes in which they serve, and the expiration of their terms as directors are as set forth in the table below:

Class	Directors	Term Expiration
Class I	Cato Laurencin Michael Giuliani	Elected to terms expiring at the 2023 Annual Meeting and until their successors are elected and qualified.
Class II	M. Kathleen Behrens K. Todd Newton Timothy R. Wright	Elected to terms expiring at the 2021 annual meeting of shareholders, and until their successors are elected and qualified.
Class III	James L. Bierman Phyllis Gardner	Elected or appointed to a term expiring at the 2022 Annual Meeting, and until his or her successor is elected and qualified.
Preferred Directors	William A Hawkins, III Martin P. Sutter	The Preferred Directors are not members of any class of directors that is elected by the holders of Company common stock. See description above under “Board of Directors.”
Additions to our Board

The Company’s Board has been 100% reconstituted since May 2019 as all of our current directors have joined the Board as new members since that time. Dr. Behrens, Mr. Newton and Mr. Wright were all elected as directors in connection with the 2018 Annual Meeting held in June 2019. Mr. Bierman was subsequently appointed as a director in connection with the Cooperation Agreement in June 2019. We welcomed four new directors to our Board of Directors in 2020. Pursuant to the Preferred Stock Transaction described below, we increased the size of our Board of Directors, and Mr. Sutter and Mr. Hawkins were appointed to serve as Preferred Directors effective in July 2020. At the 2020 annual meeting held in November 2020, shareholders elected Dr. Giuliani and Dr. Laurencin to the Board. Also, Dr. Phyllis Gardner joined the Board effective as of March 2021.

Biographies of Other Continuing Directors
Set forth below is certain information regarding our other continuing directors, including certain individual qualifications and skills of our directors that contribute to the effectiveness of the Board.
Class I, II, and III Directors
James L. Bierman, age 68. Mr. Bierman served as President and Chief Executive Officer, and as a member of the board of directors, of Owens & Minor, Inc. (NYSE: OMI), a Fortune 500 company and a leading distributor of medical and surgical supplies, from September 2014 to June 2015. Previously, he served in various other senior roles at Owens & Minor, including President and Chief Operating Officer from August 2013 to September 2014, Executive Vice President and Chief Operating Officer from March 2012 to August 2013, Executive Vice President and Chief Financial Officer from April 2011 to March 2012, and Senior Vice President and Chief Financial Officer from June 2007 to April 2011. Earlier in his career, Mr. Bierman served as Executive Vice President and Chief Financial Officer at Quintiles Transnational Corp. (formerly Nasdaq: QTRN). Quintiles was a market leader in providing product development and commercialization solutions to the pharmaceutical, biotech, and medical device industries. Before joining Quintiles, Mr. Bierman was a partner with Arthur Andersen LLP from 1988 to 1998. Mr. Bierman currently serves on the board of directors of Tenet Healthcare Corporation (NYSE: THC), a Fortune 500 company and a diversified healthcare services company operating more than 500 facilities, acute care hospitals and outpatient centers, throughout the United States, and Novan, Inc. (Nasdaq: NOVN). Novan, Inc. is a clinical development-stage biotechnology company focused on leveraging its proprietary nitric oxide based technology platform to generate macromolecular New Chemical Entities to treat multiple indications in dermatology and other conditions. Mr. Bierman was recently nominated as an independent director of KL Acquisition Corp. (NASDAQ: KLAQU). The company is a newly incorporated blank check company (SPAC) whose business purpose is to effect a merger or similar business combination with businesses in the healthcare sector. He previously served as Lead Independent Director on the board of directors of Team Health Holdings, Inc. (formerly NYSE: TMH). Team Health is one of the largest suppliers of outsourced healthcare professional staffing and administrative services to hospitals and other healthcare providers in the United States. Mr. Bierman earned his B.A. from Dickinson College and his M.B.A. at Cornell University’s Johnson Graduate School of Management. Mr. Bierman has served on the Board since June 2019 and was nominated as a director because of his substantial operational and financial experience in the healthcare sector.

Michael J. Giuliani, age 66. Since July 2016, Dr. Giuliani has been a consultant for several small pharmaceutical companies and has provided expert testimony for Mallinckrodt Pharmaceuticals. In addition to advising these companies, he volunteers his time and expertise to assist individuals or entities attempting to bring a pharmaceutical product forward from the pre-concept phase. From November 2007 to June 2016, Dr. Giuliani served as Vice President, Research and Development, for Mallinckrodt plc (formerly known as the Pharmaceuticals Division of Covidien) (NYSE: MNK), a developer, manufacturer, and distributor of specialty pharmaceutical products and therapies for autoimmune and rare diseases in the areas of neurology, rheumatology, nephrology, ophthalmology, and pulmonology; and immunotherapy and neonatal respiratory critical care. During his tenure, the Company obtained FDA approval for 16 new products. Prior to joining Covidien, he served as the Chief Medical Officer and Executive Vice President of Xanodyne Pharmaceuticals, an integrated specialty pharmaceutical company focused on women's healthcare and pain management. Dr. Giuliani received his B.S. from Tulane University and his M.D. from Ohio State University. Dr. Giuliani was nominated to serve as a director because of his extensive clinical and regulatory experience with multiple FDA divisions, and development, regulatory and manufacturing experience for complex biologic products.

Cato T. Laurencin, age 62. Dr. Laurencin currently serves the Albert and Wilda Van Dusen Distinguished Endowed Professor of Orthopaedic Surgery at the University of Connecticut, and is one of two designated University Professors at the school. He is also a materials scientist and engineer and is Professor of Materials Science and Engineering, Professor of Chemical and Biomolecular Engineering, and Professor of Biomedical Engineering at the University of Connecticut. He has been a professor at the University of Connecticut since 2008. He is the Chief Executive Officer of The Connecticut Convergence Institute for Translation in Regenerative Engineering. Previously, he served as Vice President for Health Affairs at the University of Connecticut Health Center and Dean of the University of Connecticut School of Medicine. From 2003 until 2008, Dr. Laurencin was the Lillian T. Pratt Distinguished Professor and Chair of the Department of Orthopedic Surgery at the University of Virginia. Dr. Laurencin was also designated a University Professor by the President of the University of Virginia. Prior to 2003, Dr. Laurencin held various positions of increasing responsibility at Drexel University, including the Helen I. Moorehead Distinguished Professor of Chemical Engineering, Vice Chairman of the Department of Orthopedic Surgery and Director of Shoulder Surgery, and at MCP-Hahnemann School of Medicine, where he served as Clinical Professor of Orthopedic Surgery and Research Professor of Pharmacology and Physiology. An International Fellow in Biomaterials Science and Engineering, he received the Founders Award from the Society for Biomaterials. He is an elected member of the National Academy of Medicine, the National Academy of Engineering, and the American Academy of Arts and Sciences. Dr. Laurencin is the recipient of the National Medal of Technology and Innovation, our nation's highest honor for technological achievement. He has over 500 publications and patents. Dr. Laurencin received his B.S.E. degree in engineering from Princeton University, his Ph.D. in biochemical engineering and biotechnology from the Massachusetts Institute of Technology, and his M.D. from the Harvard Medical School. Dr. Laurencin was nominated to serve as a director because of his experience as a practitioner and professor of orthopedic surgery, as well as his deep technical, research, and clinical experience.

Directors Designated by Holders of Series B Preferred Stock

William A. Hawkins, III, age 67. Mr. Hawkins serves as a Senior Advisor to EW Healthcare Partners, a healthcare focused growth equity firm. Mr. Hawkins is the former Chairman and CEO of Medtronic, Inc., a global leader in medical technology. He was at Medtronic from 2002 until 2011. After retiring from Medtronic, he served as President and Chief Executive Officer of Immucor, Inc., a private equity backed global leader in transfusion and transplant medicine from October 2011 to July 2015. From 1998 to 2001 Mr. Hawkins served as President and Chief Executive Officer of Novoste Corporation (Nasdaq: NOVST), an interventional cardiology company. Prior to that, Mr. Hawkins served in a variety of senior roles at American Home Products, a consumer, pharma and medical device company, Johnson & Johnson, a healthcare company, Guidant Corporation, a medical products company, and Eli Lilly and Company, a global pharmaceutical company. Mr. Hawkins also serves as a director of Biogen Inc. (Nasdaq: BIIB), a biopharmaceutical company; Avanos Medical, Inc. (NYSE: AVNS), a medical technology company; as Chairman of Bioventus Inc. (Nasdaq: BVS), a global leader of innovations for active healing; and Cirtec, Virtue Labs, Immucor, Inc., Cereius, Inc. and Baebies, Inc., all of which are life science companies. He previously served on the board of Thoratec Corporation. Mr. Hawkins is Vice Chair of the Duke University Board of Trustees and is Chair of the Duke University Health System. Mr. Hawkins was elected as a member of the AIMBE College of Fellows and the National Academy of Engineering. He has a dual B.S.E.E. degree in Electrical and Biomedical Engineering from Duke University and a M.B.A. from the University of Virginia’s Darden School of Business. Mr. Hawkins has significant leadership experience as a chief executive officer, significant knowledge of, and experience in, the healthcare industry and significant international experience. He also has extensive governance and public company board experience. He was appointed to serve as a Preferred Director by the EW Purchaser.
Martin P. Sutter, age 66. Since 1985, Mr. Sutter has been the Co-Founder and a Managing Director of EW Healthcare Partners (previously known as Essex Woodlands Health Ventures), a healthcare-focused growth equity firm. Mr. Sutter has been directly involved with more than 30 of EW Healthcare Partners’ portfolio company investments. Educated in chemical engineering and finance, Mr. Sutter has more than 35 years of management experience in operations, marketing, finance and venture capital. Mr. Sutter holds a Bachelor of Science degree from Louisiana State University and a Master of Business Administration from the University of Houston. He currently serves on the Boards of Abiomed, Inc. (Nasdaq: ABMD), Bioventus Inc. (Nasdaq: BVS) and Prolacta Bioscience. He previously served on the boards of directors of the following EW Healthcare Partners’ portfolio investments: ATS Medical (later acquired by Medtronic, Inc.); BioForm Medical (later acquired by Merz GmbH & Co KGaA); LifeCell (later acquired by Kinetic Concepts); St. Francis Medical (later acquired by Kyphon, Inc./Medtronic, Inc.); Confluent Surgical (later acquired by Tyco International/Covidien); and Rinat Neurosciences (later acquired by Pfizer, Inc.). We believe that Mr. Sutter’s in-depth knowledge of the medical device industry, his skills as an investor in developing medical device companies, his extensive board experience and his position as a representative of a large shareholder in our Company qualify him to serve as a member of our Board of Directors. He was appointed to serve as a Preferred Director by the EW Purchaser.

Nominees for Election to the Board
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that the Board’s nominees meet the Board’s standards for director qualifications and has nominated Dr. Gardner to stand for election to the Board for a term expiring at the 2022 annual meeting of shareholders, and Dr. Behrens and Messrs. Newton and Wright to stand for election to the Board for a term expiring at the 2024 annual meeting of shareholders, and in each case until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Please see the biographies for Drs. Behrens and Gardner, and Messrs. Newton and Wright above, which include a description of their respective qualifications, experience, attributes, and skills.
In addition to the information set forth below, Annex A sets forth information relating to the Company’s directors, the Board’s nominees for election as directors and certain of the Company’s officers who are “participants” in our solicitation under SEC rules by reason of their position as directors or nominees or because they will be soliciting proxies on our behalf.
Prescience Point has indicated that it intends to nominate Eiad Asbahi, Alfred G. Merriweather, Charlotte E. Sibley and William F. Spengler for election as directors at the Annual Meeting. You may receive proxy solicitation materials from or on behalf of the Prescience Group. The Company is not responsible for the accuracy of any information provided by or relating to the Prescience Group contained in proxy materials filed or disseminated by or on behalf of the Prescience Group or any other statements that any member of the Prescience Group may make.
The Board does not endorse any of Prescience Point’s nominees and unanimously recommends that you vote FOR the election of each of the Board’s nominees on the enclosed WHITE proxy card. The Board strongly urges you NOT to sign or return any GOLD proxy card sent to you by or on behalf of the Prescience Group. Voting to “withhold” with respect to any of Prescience Point’s nominees on a GOLD proxy card sent to you by or on behalf of the Prescience Group is not the same as voting for the Board’s nominees because a vote to “withhold” with respect to any of Prescience Point’s nominees on the GOLD proxy card will revoke any WHITE proxy card you may have previously submitted.
To support the Board’s nominees, you should vote FOR the Board’s nominees on the WHITE proxy card and disregard, and not return, any GOLD proxy card sent to you by or on behalf of the Prescience Group. If you have previously voted using a GOLD proxy card sent to you by or on behalf of the Prescience Group, you can subsequently revoke that vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by following the instructions on the WHITE proxy card to vote by telephone or by Internet. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.
Because we have received notice that Prescience Point intends to nominate a slate of nominees for election to the Board at the Annual Meeting, we expect the number of nominees for director to exceed the number of directors to be elected at the Annual Meeting. Accordingly, pursuant to Article II, Section 9 of the Bylaws, directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three director nominees with the most votes on Proposal 1 will be elected as Class II directors and the one director nominee with the most votes on Proposal 2 will be elected as a Class III director. If the number of nominees for directors does not exceed the number of directors to be elected, directors will be elected by a majority of the votes cast by the shares entitled to vote on the election of directors.
Director Independence
Nasdaq’s listing standards require that a majority of the members of the Board be independent, which means that they are not officers or employees of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The Board has determined that Drs. Behrens, Gardner, Giuliani, and Laurencin, and Messrs. Bierman, Hawkins, Newton, and Sutter, are “independent” under Nasdaq listing standards. The Company is also subject to certain requirements pursuant to that certain Stipulation and Agreement of Settlement, dated as of September

4, 2020 (the “Settlement Agreement”) as previously disclosed that impose additional independence requirements on the Board.
Each of the Board nominees has consented to be named in this Proxy Statement and to serve as a director of the Company if elected. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The Board is not aware that any Board nominee will be unwilling or unable to serve as a director. However, if a Board nominee is unable to serve or for good cause will not serve as a director, the Board may choose a substitute nominee. If any substitute nominee is designated, we will file a supplement to this Proxy Statement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve as a director of the Company if elected, and includes certain biographical and other information about such nominee required by SEC rules. Absent the Company’s receipt of instructions to the contrary, the persons named as proxies on the Company’s WHITE proxy card will vote for the Board nominee and substitute nominee chosen by the Board, if applicable.
Board Leadership Structure and Lead Director
The Board has been led by an independent Chair since July 2018. Dr. Behrens was appointed Chair of the Board following her election in June 2019 and currently serves in that role. The Board does not currently have a Lead Director since the Chair is independent.
Board Risk Oversight
The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility. The Board believes its leadership structure discussed above supports a risk oversight function that enhances a unified leadership through a single person and allows for effective input from our independent Board members, all of whom are fully engaged in Board deliberations and decisions.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Pursuant to the requirements of the Settlement Agreement, the Board has adopted Corporate Governance Guidelines that provide a framework for fulfillment of the Board’s corporate governance duties and responsibilities, taking into consideration certain corporate governance best practices, recent developments and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director independence requirements, share ownership guidelines, Board responsibilities, Board and committee service limitations, and meetings of non-management directors. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, under the heading “Corporate Governance.”

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, a copy of which is on our website at https://mimedx.gcs-web.com/corporate-governance/highlights. Any amendments to or waivers of the Code of Business Conduct and Ethics that require disclosure under applicable law or listing standards will be disclosed on our website at www.mimedx.com. We undertake to provide a copy to any person, without charge, upon written request to Secretary, MiMedx Group, Inc., 1775 West Oak Commons Court, NE Marietta, Georgia 30062.
Committees of the Board and Number of Meetings
During the year ended December 31, 2020, there were 25 meetings of the Board. In addition to single purpose committees established from time to time to assist the Board with particular tasks, the Board has the following standing committees: an Audit Committee; a Compensation Committee; an Ethics & Compliance Committee; and a Nominating and Corporate Governance Committee. In 2020, each incumbent director attended more than 75% of the aggregate of all meetings of the Board held while he or she was a director and any committees on which that director served. Although we do not have a formal policy, we strongly encourage each of our directors to attend all annual meetings of shareholders. All of our current directors attended the Company’s 2020 annual meeting of shareholders other than Drs. Gardner, Giuliani, and Laurencin, who were not yet directors of the Company at the time such meeting was held. The Settlement Agreement requires our Board and its committees to meet a minimum number of times annually as described in greater detail in each of the committee charters.
Audit Committee and Audit Committee Financial Expert
The following directors serve on the Audit Committee: K. Todd Newton (Chair), M. Kathleen Behrens, and James L. Bierman, each of whom satisfies Nasdaq’s independence standards for audit committee members. The Board has determined that each of Messrs. Bierman and Newton is an “audit committee financial expert” as that term is defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K.
The current charter for the Audit Committee is posted on the Company’s website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Audit Committee held 10 meetings during the year ended December 31, 2020.
The Audit Committee’s charter states that the purpose of the Audit Committee is to assist the Board in its duty to oversee the Company’s accounting and financial reporting processes, and the audits of the Company’s financial statements, and the Company’s internal controls over financial reporting.
The Audit Committee’s charter requires that it be comprised of not less than three members of the Board, each of whom must, as determined by the Board, (a) meet the independence and experience requirements under the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the rules and regulations, as applicable, of the Nasdaq Stock Market; (b) not have participated in the preparation of financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (c) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement; and (d) be free of any relationship that, in the opinion of the Board, would interfere with the member’s independent judgment. The Company’s Corporate Governance Guidelines require that at least two members of the Audit Committee have a financial background that would qualify each of them as an “audit committee financial expert” as that term is defined by in Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee’s charter requires that it, among other things:
•assist the Board in its duty to oversee and monitor the accounting and financial reporting processes of the Company, the Company’s internal and outside auditors, and the audits of the Company’s financial statements and internal control over financial reporting;
•take reasonable steps to confirm the integrity, accuracy, completeness, and timeliness of the Company’s financial statements and related public filings and disclosures, including reviewing and discussing with management and the Company’s independent auditors the Company’s annual audited financial statements, quarterly financial statements, any Company financial statements contained in other periodic reports filed with the SEC, and any earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;
•review and discuss with management and the Company’s independent auditors, before release, the Company’s audited financial statements, the Company’s internal control report, the auditor’s attestation report, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;
•review and discuss with management and the Company’s internal auditors, before any public release, the Company’s unaudited interim financial statements, critical accounting estimates, significant balance sheet accounts and any applicable reports (including receivables, inventory and accruals), liquidity and capital management summaries, and the Management’s Discussion and Analysis to be included in the Company’s subsequent Quarterly Report on Form 10-Q;
•review and discuss with the Company’s independent auditors the Company’s audited financial statements and audit findings and discuss with the independent auditors those matters required to be discussed by applicable requirements as may be imposed by the Public Company Accounting Oversight Board (“PCAOB”);
•take responsibility for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged for the purpose of preparing or issuing audit reports or performing other audit, review or attest services and ensure that each such registered public accounting firm reports directly to the Audit Committee;
•establish policies and procedures to take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors;
•preapprove the hiring of employees or former employees of the independent auditor who were involved in the Company’s audits in prior years, and consult with such independent auditor to determine if such hiring would impair the outside auditor’s independence, and recommend to the Board any other such policies they deem appropriate for the Company’s hiring of employees or former employees of the outside auditor;
•establish policies and procedures for the engagement of the independent auditors to provide permitted non-audit services;
•review with the Company’s independent auditors, internal auditors, and management the adequacy of the Company’s internal financial controls and reporting systems, including, but not limited to, those related to inventory control and revenue recognition;
•review and discuss with management and the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit, including, but not limited to, those related to inventory control and revenue recognition; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and management;
•provide, as part of any proxy statement filed pursuant to SEC regulations, any Audit Committee report required by SEC regulations;
•establish procedures for the receipt, retention and treatment of complaints or concerns received by the Company regarding accounting, internal controls or auditing matters;

•review and pre-approve related party transactions with reporting persons specified in Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”), for potential conflicts of interest and review and approve related party transactions; and
•conduct an annual review of the Audit Committee’s performance, annually review and reassess the adequacy of the Audit Committee charter and make recommendations to the Board with respect and changes to the Audit Committee charter.

The Audit Committee is authorized to delegate responsibilities to subcommittees or the Chair of the Audit Committee as necessary or appropriate.

Compensation Committee
The following directors serve on the Compensation Committee: James L. Bierman (Chair), Martin P. Sutter, and Michael Giuliani, each of whom satisfies Nasdaq’s independence standards for compensation committee members. The current charter for the Compensation Committee is posted on the Company’s website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Compensation Committee held 6 meetings during the year ended December 31, 2020.
The primary purpose of the Compensation Committee is to aid the Board in discharging its responsibilities relating to the compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for evaluating and approving the Company’s equity compensation plans, policies and programs for all levels within the Company, and certain other compensation programs, including for the named executive officers identified in the Compensation Discussion and Analysis (“CD&A”) section, below (the “NEOs”). The Compensation Committee must be comprised of at least three directors, each of whom must be independent. The Compensation Committee’s charter requires that it, among other things:
•annually review and determine the annual compensation, including amounts and terms of base salary, bonus, incentive compensation, perquisites and all other compensation for the Company’s executive officers, and recommend their annual compensation for approval by the Board;
•annually evaluate the performance of the Company’s Chief Executive Officer;
•annually, at the Compensation Committee meeting coincident with the Company’s annual meeting of shareholders, review and determine the compliance of the Company’s executive officers with the stock ownership guidelines applicable to them and report such compliance to the Board;
•prepare an annual Compensation Committee report as required by SEC rules to be included in the Company’s proxy statement or annual report on Form 10-K stating that the Compensation Committee has reviewed and discussed the CD&A with management and based on that review and discussion, recommend to the Board that the CD&A be included in the Company’s annual report on Form 10-K and in the Company’s proxy statement;
•annually review executive compensation strategies and equity programs, and supplemental executive benefits programs (if any) not provided to all eligible employees generally;
•recommend to the Board the compensation for directors (including retainer, committee and committee chair fees, stock incentive awards, and other similar items, as appropriate);
•review employment agreements, severance arrangements, and change in control agreements and provisions, as well as any related special supplemental benefits, for the executive officers and recommend any and all such agreements, arrangements, provisions and benefits for approval by the Board; and review change in control arrangements and provisions and any related special supplemental benefits for all employees and recommend any and all such agreements, provisions and benefits for approval by the Board;
•review and make recommendations to the Board with respect to the adoption and amendment of equity-based plans, and establish criteria for the terms of awards granted to participants under such plans. Grant awards in accordance with such criteria and approved forms, and exercise all authority granted to the Compensation Committee under such plans, or by the Board in connection with such plans;
•review and approve proposed equity grants for all participants other than executive officers, and review and recommend for approval by the Board proposed equity grants for executive officers;

•review and recommend for approval by the Board incentive-based cash compensation plans for the CEO, COO, executive officers and other executives reporting directly to the CEO or COO. Establish criteria for the terms and measurements of incentives earned under such plans; and
•oversee Management’s efforts to monitor and improve all aspects of the engagement of the Company’s human resources during their collective pursuit of the Company’s strategic initiatives and objectives, to include, but not limited to, the timely, efficient and effective hiring, orientation, deployment, utilization, performance, supervision, development, dedication, motivation, loyalty, accountability, evaluation, counseling, incentive based cash compensation, teamwork and retention of such human resources, and review and oversee the Company’s policies and programs for diversity and inclusion; and
•review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk;
•annually receive and review reports of the Ethics and Compliance Committee, including with respect to the Chief Executive Officer, Chief Financial Officer, and the Chief Compliance Officer;
•review, adopt and amend compensation recoupment policies, related agreements, and other policies and procedures, including with respect to termination of officers who participate in violations of law or disregard supervisory responsibilities with respect thereto; and
•oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of executive compensation matters and the disclosure of compensation related actions, including advisory votes on executive compensation and the frequency of such votes, and consider the results of such votes.

The Compensation Committee is authorized to delegate responsibilities to subcommittees of the Compensation Committee as necessary or appropriate.
Ethics and Compliance Committee
Our Ethics and Compliance Committee currently consists of three directors: William A. Hawkins (Chair), Cato Laurencin, and K. Todd Newton. Each of the Committee members meets the independence requirements of the Nasdaq rules for independence. The current charter for the Ethics and Compliance Committee is posted on our website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Ethics and Compliance Committee held 5 meetings during the year ended December 31, 2020. The Ethics and Compliance Committee is required to be comprised of at least three directors, all of whom must be independent, and at least one of whom must have a substantial compliance background.
The principal role of the Ethics and Compliance Committee is to assist the Board in its duty to oversee the Company’s establishment and management of its corporate ethics and compliance program. In establishing this Ethics and Compliance Committee, the Board recognizes that healthcare fraud and abuse laws and regulations are complex and subject to evolving interpretation and enforcement discretion which may affect the Company’s ability to operate. The Ethics and Compliance Committee’s charter requires that it, among other things:
•oversee and monitor the activities of Company management and pertinent outside consultants, including distributors of the Company’s products, with respect to the Company’s establishment and management of its corporate ethics and compliance program;
•oversee the efforts of the Chief Compliance Officer, including:
◦approve of decisions regarding the appointment and removal of the Chief Compliance Officer;
◦review the budget, resource plan and organizational structure of the Compliance function;

◦review the Company’s efforts that demonstrate the Company’s commitment to the elements of an effective ethics and compliance program as initially outlined in the Federal Sentencing Guidelines for Organizations and refined over time; and
◦review the performance of the Chief Compliance Officer and concur with any changes to his or her compensation;
•receive reports and complaints regarding officers and directors, oversee investigations into any such reports, and present findings and recommendations regarding any appropriate disciplinary or other remedial actions to the Board;
•assess on an annual basis regarding certain executive officer’s contribution to the Company’s culture of ethics and compliance with applicable laws, rules, and regulations;
•review any pre-approval requests for waivers of compliance with the Company’s Code of Conduct; and
•conduct an annual review of the Committee’s performance.
The Ethics and Compliance Committee is authorized to delegate responsibilities to subcommittees of the Ethics and Compliance Committee as necessary or appropriate.
Nominating and Corporate Governance Committee
The following directors serve on the Nominating and Corporate Governance Committee: Martin P. Sutter (Chair), M. Kathleen Behrens, and Michael Giuliani, each of whom meets the independence requirements of the Nasdaq rules for independence. The current charter for the Nominating and Corporate Governance Committee is posted on our website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Nominating and Corporate Governance Committee held 12 meetings during the year ended December 31, 2020.
The primary purposes of the Nominating and Corporate Governance Committee are to make recommendations to the Board concerning the composition and structure of the Board, identify individuals qualified to become Board members, recommend to the Board the director nominees for the next annual meeting of shareholders and in the event of any vacancies on the Board, develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee must be comprised of at least two directors, each of whom must be independent. The Nominating and Corporate Governance Committee’s charter requires that it, among other things:
•annually present to the Board a list of individuals who meet the criteria for Board membership, recommend such individuals for nomination for election to the Board at the annual meeting of shareholders and consider suggestions received from shareholders regarding director nominees in accordance with any procedures adopted from time to time by the Nominating and Corporate Governance Committee and pursuant to the Corporate Governance Guidelines;
•evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of the Company’s shareholders including an assessment of the Board’s compliance with general corporate governance guidelines and identification of areas in which the Board could improve its performance;
•review shareholder proposals relating to corporate governance and other matters and recommend to the Board the Company’s response to such proposals, as required or advisable;
•consider and recommend to the Board the optimum size, classifications, terms of office of nominees, members and criteria for Board and committee membership;
•recommend the functions of the various committees of the Board, the members of the committees and the chairs of the committees;

•annually conduct a review of the Nominating and Corporate Governance Committee’s performance and annually review the self-evaluations by the other committees of the Board and report to the Board on the conclusions reached with respect to the performance of the other committees of the Board;
•recommend the functions of the various committees or subcommittees of the Board, the members of the committees or subcommittees, and the chairpersons of the committees or subcommittees;
•assist the full Board in determining the independence of its members and nominees at least annually;
•review and make recommendations to the Board concerning the adoption of corporate governance policies and principles for the Company;
•review and recommend to the Board proposed changes to the Company’s Articles and Bylaws, as required or advisable;
•ensure compliance with and routinely review and update the Corporate Governance Guidelines;
•make recommendations to the Board concerning orientation, training, and continuing education of members of the Board and various committees or subcommittees of the Board; and
•annually, at the Nominating Committee’s meeting coincident with the Company’s annual meeting of shareholders, review and determine the compliance of the Company’s directors with the Stock Ownership Guidelines applicable to directors, and report such compliance to the full Board.

The Nominating and Corporate Governance Committee is authorized to delegate responsibilities to subcommittees of the Nominating and Corporate Governance Committee as necessary or appropriate.

Evaluation of Director Candidates
The Board, in part through its delegation to the Nominating and Corporate Governance Committee, seeks to recommend qualified individuals to become members of the Board, and takes into consideration such factors as it deems appropriate based on current needs. The Board considers many factors when evaluating the suitability of, and selecting, individual director nominees, including, but not limited to, the following criteria applicable to all director nominees: (i) a commitment to the Company’s basic beliefs as set forth in the Company’s Code of Business Conduct and Ethics; (ii) integrity, intelligence and strength of character; (iii) reputations, both personal and professional, consistent with the image and reputation of the Company; (iv) strong leadership skills; (v) the ability to exercise sound business judgment; (vi) relevant expertise and experience, including educational or professional backgrounds, and an ability to offer advice and guidance to management of the Company based on that expertise and experience; (vii) a general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment, (viii) relevant regulatory experience, (ix) independence and decision-making ability, (x) interpersonal skills, (xi) community activities and relationships, (xii) the interrelationship between the candidate’s experience and business background and other Board members’ experience and business background, and (xiii) a willingness to commit the necessary time and effort to attend and participate in Board meetings and related Board activities, and also to ensure an active Board whose members work well together. The Board composition is also subject to the requirements set forth in our Corporate Governance Guidelines.
Although the Nominating and Corporate Governance Committee has not established a specific policy for consideration of diversity in its nominating process, one of its goals is to foster diversity and inclusion on the Board. The Board currently consists of nine persons, two of whom are women (including the Chair, Dr. Behrens, and Dr. Gardner), and one of whom is African American (Dr. Laurencin).
Four current members of the Board were identified and recommended in 2018 pursuant to the Cooperation Agreement (as described above): Dr. Behrens, Mr. Bierman, Mr. Newton and Mr. Wright, our chief executive officer. Additionally, in July 2020, the EW Purchaser designated Martin P. Sutter and William A. Hawkins, III to serve on the Board as Preferred Directors, and they were appointed to the Board as Preferred Directors on July 2, 2020. The Preferred Directors are not currently members of any class of directors that is elected by the holders of Company common stock.

Procedures by which Security Holders May Nominate Individuals for Election to the Board
To nominate a person for election as a director at an annual meeting of shareholders, the Company’s Amended and Restated Bylaws require that timely notice of the nomination in proper written form, including all required information as specified in the Amended and Restated Bylaws, be mailed to the Secretary, at 1775 West Oak Commons Court, NE, Marietta, Georgia 30062. The Nominating and Corporate Governance Committee will consider for nomination candidates recommended by shareholders on the same basis as candidates recommended by members of the Board or other sources. Any proposed director candidate must satisfy the criteria for Board membership set forth in the charter of the Nominating and Corporate Governance Committee or otherwise approved by the Nominating and Corporate Governance Committee and the Board from time to time.
Shareholder Communications with the Board
Company shareholders may communicate with the Board, or individual specified directors, by sending such communications in writing to: MiMedx Group, Inc., Board of Directors, c/o Secretary, 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.
The Secretary will review each shareholder communication. The Secretary will forward to (i) the entire Board, (ii) the non-management members of the Board, if so addressed, or (iii) the members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility, each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by other shareholders generally.

Executive Officers
The following persons currently serve as our executive officers:
Timothy R. Wright, 63, became the Company’s Chief Executive Officer in May 2019. The biography for Mr. Wright can be found under the heading “Board of Directors” above.
Peter M. Carlson, age 57, was appointed Chief Financial Officer in March 2020. He joined the Company as Executive Vice President - Finance in December 2019. From 2017 to 2018, Mr. Carlson served as Chief Operating Officer at Brighthouse Financial, Inc., where he helped establish the $200 billion (assets) U.S. life and annuity insurance company as a separate entity following its August 2017 spin-off from MetLife, Inc., one of the world’s leading financial services companies. He was the Chief Accounting Officer at MetLife, Inc. from 2009 to 2017 where his global responsibilities included accounting, financial planning, tax, and investment finance. Prior to joining MetLife in 2009, Carlson was the Corporate Controller at Wachovia Corporation. He currently serves as a director of White Mountains Insurance Company (NYSE: WTM). Mr. Carlson holds a Bachelor of Science from Wake Forest University and is a trustee of the university. He is licensed as a certified public accountant in North Carolina and New York.
    Mark P. Graves, age 56, was appointed Senior Vice President and Chief Compliance Officer in July 2018. Prior to joining the Company, he served as the U.S. leader for the global Patient Experience & Value function in the neurology division of UCB, Inc., a biopharmaceutical company. From 2011 to 2015, he was UCB’s Deputy Compliance Officer involved in all aspects of compliance including the implementation and management of the company’s corporate integrity agreement. Prior to that, Graves was Senior Director in the Office of Ethics and Compliance for the Pharmaceutical Products Division of Abbott Laboratories, as well as Deputy Ethics & Compliance Officer for Takeda Pharmaceuticals North America, Inc. and TAP Pharmaceutical Products, Inc., where he also managed the Company’s corporate integrity agreement. Prior to his pharmaceutical and biotech career, he practiced labor and employment law. Mr. Graves holds a B.A. in Criminology and Law, and a J.D., from the University of Florida, and an MBA from the University of Chicago Booth School of Business.
    William F. “Butch” Hulse IV, age 47, has served as General Counsel and Secretary since December 2019. Prior to joining the Company, Mr. Hulse was a member of Dykema Gossett, PLLC, a national law firm since 2017. Prior thereto, he was with Acelity, LP, Inc. (formerly Kinetic Concepts, Inc.), a global medical technology company with leadership positions in advanced wound care, surgical solutions and regenerative medicine, from 2008 to 2017 in a variety of roles of increasing responsibility. From 2013 to 2017, he served as Acelity’s Chief Compliance Officer and Senior Vice President for Enterprise Risk Management, Quality, and Regulatory. Prior to that, he served as Division General Counsel for Acelity’s advanced wound care business unit and as Associate General Counsel for litigation matters. Mr. Hulse holds a Bachelor of Arts from Angelo State University and a J.D. from the Baylor University School of Law.
Rohit Kashyap, Ph.D., age 50, joined the Company as Executive Vice President and Chief Commercial Officer in August 2020. Dr. Kashyap has more than 20 years of experience in the medical device sector. Most recently, he served as the President of Global Commercial at Acelity, L.P. Inc. (formerly known as Kinetic Concepts, Inc.), an advanced wound therapeutics company, since April 2019. Prior thereto, Dr. Kashyap served as Acelity’s President of Americas, from January 2017 to April 2019, and President of North America, from October 2014 to January 2017. Prior to that, Dr. Kashyap served as Senior Vice President of Strategy and Business Development at Acelity, Inc. from 2012 to 2014, and as Senior Vice President of Corporate Development at Acelity, Inc. from 2007 to 2010, with responsibility for the development of global strategic planning initiatives that incorporated organic growth, licensing, and strategic acquisitions. At Acelity, Inc., Dr. Kashyap also held roles in the R&D, Licensing and Acquisition, and Global Marketing groups, including as Commercial Leader for international and emerging markets. Dr. Kashyap earned his bachelor’s degree in Instrumentation and Control from the L.D. College of Engineering in Ahmedabad, India, and his master’s degree and doctorate in Biomedical Engineering from Case Western Reserve University. He also holds an MBA from the Kellogg School of Management at Northwestern University.

Robert B. Stein, M.D., Ph.D., age 70, has served as our Executive Vice President, Research and Development since August 2020. Dr. Stein received his M.D. and Ph.D. in Physiology and Pharmacology from Duke University and his B.S. in biology and chemistry from Indiana University. Following residency, Dr. Stein served in increasing roles of responsibility at Merck, Sharp and Dohme Research Laboratories from 1982 to 1990 with contributions to three new products, Cozaar (a prescription drug), Sustiva (an HIV antiviral), and Gardasil (a vaccine). From 1990 to 1996 he served as the first head of Research and Development for Ligand Pharmaceuticals. In 1996, he became Executive Vice President, Research and Pre-clinical Development for DuPont-Merck and DuPont pharmaceuticals, leading to the registration of Sustiva and Innohep and the discovery and advancement of blockbuster Eliquis, subsequently registered by Bristol Myers Squibb Company. Following the acquisition of DuPont by Bristol Myers Squibb, from November 2001 to September 2003 he served as President, R&D and Chief Scientific Officer of Incyte Pharmaceuticals. From September 2003 to January 2007, he served as President of Roche Palo Alto LLC. From August 2008 to May 2010, he served as Chief Executive Officer of Kinemed, Inc., a translational medicine company. In August, 2012, Dr. Stein personally filed a petition under Chapter 7 of the Bankruptcy Code. Following Kinemed, from January 2014 to September 2015, he served as Chief Scientific Officer, and from September 2015 to March 2017 as President, R&D, for Agenus Inc, an immuno-oncology company. He then served as a full-time Senior Advisor, R&D, to Agenus and AgenTus from March 2017 to October 2019. During this time, Agenus advanced 13 monoclonal antibodies into the clinic and formed significant partnerships with Incyte, Merck, UCB, and Gilead.
    Scott M. Turner, age 55, has served as Senior Vice President, Operations and Procurement since April 2017. Mr. Turner oversees supply chain operations including donor recovery services, planning, procurement, processing, distribution, and facilities. Mr. Turner joined the Company in April 2016 as Vice President, Procurement. Prior to joining the Company, Mr. Turner served as a director with Alvarez & Marsal North America, LLC in their Corporate Performance Improvement group from October 2015 until March 2016. Prior thereto, Mr. Turner served as Vice President, Supply Chain, with Larson-Juhl, a Berkshire Hathaway company, from June 2013 until September 2015. Additionally, Mr. Turner has more than 20 years of Supply Chain and Procurement leadership in life sciences at Shionogi and Johnson & Johnson, spanning the consumer, medical device, and pharmaceutical sectors domestically and internationally. Mr. Turner holds a Bachelor of Science in Commerce & Engineering from Drexel University and a President / Key Executives MBA from Pepperdine University.

Policies and Procedures for Approval of Related Party Transactions
Under its charter, the Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and Section 16 reporting persons and any of their respective affiliates, associates or related parties. In determining whether to approve or ratify a related party transaction, the Audit Committee considers all relevant facts and circumstances available to it, such as:
•Whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related party;
•Whether there are demonstrable business reasons for the Company to enter into the transaction;
•Whether the transaction would impair the independence of an outside director; and
•Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.
Related Party Transactions
The Company has employed Dr. Thomas Koob as its Chief Scientific Officer (a non-executive officer) since 2006. Thomas Koob is the brother of a former director, Charles Koob. Subsequent to the Company’s employment of Dr. Thomas Koob, Charles Koob was appointed as a director of the Company in March 2008. Charles Koob's term as a Director expired at the 2020 annual meeting held on November 20, 2020. In 2020, the Company paid Dr. Thomas Koob an annual salary of $217,426 and provided equity, incentive compensation and other compensation of $304,248.
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC. Officers, directors and beneficial owners of more than ten percent of the outstanding shares of Company common stock are required by SEC regulations to furnish the Company with copies of all such forms that they file.

Based solely on the Company’s review of the copies of Forms 3, 4 and 5 the Company believes that during the year ended December 31, 2020, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the outstanding shares of Company common stock with the exception of (i) Dr. Laurencin’s initial report on Form 3 was filed nine days late due to delays in obtaining EDGAR filing codes; and (ii) a single report of a single transaction was filed one month late by Mr. Hawkins due to a Company administrative error.

CEO Pay Ratio
In 2020, we paid total annual compensation to our median employee of $90,978. The annual total compensation of our CEO in 2020, as reported in the Summary Compensation Table, was $4,729,863. Based on this information, for 2020,the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 52 to 1.
We determined our median employee using all income as shown in Form W-2 box 1 for all employees other than our CEO, based on information as of December 31, 2020. As permitted by SEC rules, (i) we identified our median employee as of December 31, 2020, and will determined the median employee at least every third year unless we make changes to our employee population or employee compensation arrangements that would result in a significant changes to our pay ratio disclosure; (ii) we excluded all non-U.S. employees in determining the median employee, which consisted of a single employee in Canada. The total number of U.S. and non-U.S. employees as of December 31, 2020 was 735.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Summary Overview of 2020
In an unprecedented and challenging year, MiMedx achieved strategic objectives, improved and strengthened its position and supported our customers and employees. We comprehensively responded to the pandemic, focusing on safety, and continually improved our position during the year. We advanced our commitment to operational excellence and completed a transformative transaction, strengthening the Company and positioning it for higher growth. And, we remain committed to environment, social and governance goals.

COVID-19 Response	Operational Excellence	Transformative Transaction
We effectively managed our business through the COVID 19 pandemic, demonstrated by an immediate focus on employee safety and engagement, disciplined cost containment actions, liquidity management, and employee retention. We also acted to maintain an adequate and expanded donor supply during the pandemic.	We completed remediation of FDA Inspection Findings, bringing our manufacturing facilities into compliance with good manufacturing processes, thereby mitigating risk and delivering shareholder value. We reestablished our donor network, even adding new hospital providers during the pandemic.	We completed a successful recapitalization totaling $150 million, with high-quality respected investors. This transformative transaction was completed during challenging times and enabled the Company to retire less attractive debt. In addition, the transaction brought in new investors with accomplished expert board members, and additional executive experience. The financial flexibility afforded by the transaction positioned the Company to continue clinical trials, positioning us for future growth.
Commitment to ESG	Improved Position	Developing Talent
We supported our employees during the pandemic, and our CEO established and conducted town halls to establish touch points and recognize diversity within our work force during challenging times. In 2020, we established a diversity and inclusion council to further our efforts prospectively.	We settled shareholder litigation and effected a transformative transaction, providing financial flexibility and positioning the Company for future growth and adding expertise to our Board. We maintained our core business during the pandemic, expanded our donor network and invested in clinical trials for Plantar Fasciitis and Knee OA. Our TSR over a one-year period ending February 15, 2021 of 40% was strong, but tempered in relation to our peer group. Since the appointment of our Chief Executive Officer, our TSR for that period (May 8, 2019 – February 15, 2021) was 249%. Our three year TSR was also strong.	We continued to recruit and develop strong leadership across the organization. We attracted two senior leaders with extensive industry experience to head key value drivers of Commercial and Research & Development, as well as a new National Sales leader, and a Chief Accounting Officer. We also elevated strong performers within the Company.

This Compensation Discussion and Analysis (“CD&A”) pertains to 2020 compensation, explains our executive compensation philosophy, describes our compensation programs and reviews our compensation decisions for the following named executive officers (“NEOs”):
•Timothy R. Wright. Mr. Wright joined MiMedx as Chief Executive Officer on May 13, 2019.
•Peter M. Carlson. Mr. Carlson joined the Company as Executive Vice President - Finance in December 2019. He became Chief Financial Officer in March 2020.
•Rohit Kashyap, Ph.D. has served as Executive Vice President and Chief Commercial Officer since August 2020.
•William F. “Butch” Hulse IV has served as General Counsel and Secretary since December 2019.
•Robert B. Stein has served as Executive Vice President - Research and Development, since August, 2020.
•Edward Borkowski. Mr. Borkowski served as Executive Vice President and Interim Chief Financial Officer from June 6, 2018 until his resignation on November 15, 2019. He continued to serve as a non-employee, acting Chief Financial Officer, through March 17, 2020, pursuant to a Separation and Transition Services Agreement, as described below under “Agreements with Our Executive Officers - Agreement with Mr. Borkowski.”
These NEOs reflect our efforts to recruit and retain strong leadership across the organization. The Compensation Committee (the “Committee”) is responsible for evaluating and determining the compensation paid to the NEOs. All components of compensation for the NEOs are then recommended by the Compensation Committee for approval by the Board.
Compensation Philosophy

In this section, we discuss how we view executive compensation and why we make the decisions that we do. The Committee relies on defined principles to help guide its executive compensation decisions.

MiMedx’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract and retain highly-qualified executives and incentivize them to achieve the Company’s operational and financial goals. In line with this philosophy, the Company’s practice is to provide total compensation that is competitive with comparable positions at peer organizations. The compensation program is based on individual and organizational performance and includes components that reinforce the Company’s incentive and retention-related compensation objectives. The Committee believes that discretion, flexibility and judgment are critical to its ability to award incentive compensation that reflects near-term performance results and progress toward longer-term strategic priorities that allow MiMedx to create value for our shareholders.

The principal components of compensation for MiMedx’s NEOs are base salary, annual cash incentives and long-term equity incentives. Cash incentives are included to encourage and reward effective performance relative to the Company’s near-term plans and objectives. Equity incentives are included to promote longer-term focus, to help retain key contributors and to align the interests of the Company’s executives and shareholders.

Prior Say-on-Pay Proposal and Shareholder Support
The Company conducted an advisory say-on-pay advisory vote at the 2019 annual meeting of shareholders on August 31, 2020, where more than 91% of the votes cast were in favor of the proposal. The Board and the Compensation Committee has considered this advisory vote result, together with the other factors and data discussed in this Compensation Discussion and Analysis, considered whether changes to the Company’s executive compensation policies and related decisions were necessary or desirable, and has concluded that the Company will maintain its existing compensation philosophy for 2021.

The Company also conducted a say-on-frequency advisory vote at the 2019 annual meeting of shareholders on August 31, 2020, where more than 97% of the votes cast were in favor of an annual advisory vote rather than the triennial vote last recommended by shareholders. The Board has determined that the Company will hold an annual say-on-pay advisory vote beginning with this, the 2021, annual meeting of shareholders.
Pay Setting Process
Compensation Consultant
The Compensation Committee engaged an independent executive compensation consulting firm, Aon Consulting, Inc. through its Radford subdivision (“Radford”), to provide compensation consulting services relating to (1) NEO compensation, (2) peer group composition and practices, (3) incentives design, (4) compensation governance, (5) amount and form of director compensation and (6) alternatives to equity compensation. Radford’s services were provided only to the Compensation Committee, and the Compensation Committee determined that Radford’s work did not raise any conflict of interest.
Use of a Peer Group
In making compensation decisions, the Compensation Committee has considered the recommendations of the CEO and of a senior HR executive, which, in turn, have been informed by a compensation analysis of the practices of peer group companies, which are publicly-traded companies in the medical device, pharmaceuticals, biotechnology and life sciences sectors of the healthcare industry. The peer group was determined primarily using organizational criteria, revenue, market capitalization, and industry sector. Organizational criteria include number of employees as well as qualitative factors such as industry, markets, and development stage. The data from the peer group companies for the NEOs provides the Compensation Committee with a benchmark that it views as a point of reference, but not as a determining factor, for the compensation of the NEOs. In 2020, the Company’s peer group consisted of the following companies:

Akebia Therapeutics	Luminex	Orthofix Medical
AMAG Pharmaceuticals, Inc.	Meridian Bioscience	Precigen
Collegium Pharmaceutical	Momenta Pharmaceuticals;	Retrophin
CryoLife, Inc.	NanoString Technologies	Spectrum Pharmaceuticals, Inc.
Fluidigm	Omeros	Vanda Pharmaceuticals, Inc.
Halozyme Therapeutics, Inc.	OraSure Technologies	Vericel
Ironwood Pharmaceuticals, Inc.	Organogenesis
The peer group adopted in 2020 reflects (i) the addition of Akebia Therapeutics; Collegium Pharmaceutical; Fluidigml Luminex; Meridian Bioscience; NanoString Technologies; Omeros; OraSure Technologies; Organogenesis; Orthofix Medical, Precigen; Retrophin; and Vericel; and (ii) the removal of Abiomed, Inc.; Acorda Therapeutics; Array BioPharma, Inc.; DexCom, Inc.; Exelixis, Inc.; Genomic Health, Inc.; Geron Corporation; ImmunoGen, Inc.; Infinity Pharmaceuticals, Inc.; Insulet Corporation; Insys Therapeutics, Inc.; Ionis Pharmaceuticals, Inc.; LivaNova PLC; Newlink Genetics Corp.; OPKO Health, Inc.; Osiris Therapeutics, Inc.; Seattle Genetics, Inc.; and Wright Medical Group. The Committee made these changes to the peer group to better balance the group relative to market capitalization, number of employees, revenues, industry, and the availability of data. As reconstituted, MiMedx ranked the 78th, 75th, and 56th percentiles among the peer for number of employees, revenues, market capitalization (as of March 6, 2020). Our TSR over a one year period ending February 15, 2021 was 40%. Our TSR since the appointment of our Chief Executive Officer (May 8, 2019 – February 15, 2021) was 249%.

The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning, as well as the realities of attracting and retaining key employees.
2020 Compensation Components
Base Salaries
MiMedx employees, including its NEOs, are paid a base salary commensurate with the responsibilities of their positions, the skills and experience required for the position, their individual performance, business performance, the results of arms’-length negotiations and labor market conditions, and with reference to peer company salary levels. Base salaries may be increased depending on the compensation of comparable positions within the peer group companies and published compensation surveys, the executive’s responsibilities, skills, expertise, experience and performance, the executive’s contributions to the Company’s results, and the overall performance of the Company compared to its peer group and other participants within the industry. In determining the increases, the Compensation Committee relies on this information, but also exercises its judgment about each individual, and relies on recommendations from its compensation consultant and senior management, and takes into account special circumstances. Base salaries to the NEOs in 2020 were as follows:

NEO	2020 Base Salary	2019 Base Salary
Mr. Wright	$750,000	$750,000
Mr. Carlson	$525,000	$525,000
Dr. Kashyap	$500,000	n/a
Mr. Hulse	$475,000	$475,000
Dr. Stein	$500,000	n/a
Mr. Borkowski(1)	n/a	n/a
(1) Mr. Borkowski served as Acting Chief Financial Officer and as a non-employee through March 17, 2020 pursuant to a Separation and Transition Services Agreement.
Annual Non-Equity Incentive Awards
Annual cash bonuses for the Named Executive Officers and other executives are determined under the Company’s Management Incentive Plan (the “MIP”), which is an annual cash incentive plan that is designed to incentivize and reward performance achievement for the completed fiscal year.
Each of the Named Executive Officers is eligible to participate in the MIP, with a targeted bonus equal to a specified percentage of his or her base salary. Bonuses under the MIP are contingent on the achievement of annual financial performance measures and individual performance objectives specific to each fiscal year.
MIP for 2020
On February 18, 2020, the Board, upon approval and recommendation of the Compensation Committee, approved the terms for the Management Incentive Plan (the “MIP”) which provided for payment of cash bonuses to management personnel who meet the eligibility criteria, including all of the Named Executive Officers. At that time, the Compensation Committee recommended and the Board approved target bonus amounts, expressed as a percentage of base salary measured at the end of the program year.

Bonuses could be earned under the MIP based on (i) the Company’s 2020 revenue performance, (ii) the Company’s Adjusted EBITDA performance and/or (iii) attainment of individual performance objectives. Bonus opportunities were allocated equally among the independent performance metrics, and the revenue and EBITDA performance metrics were limited to 150% of target amounts. The maximum potential amount to be earned by a participant under the MIP was two times the participant’s target annual incentive, and the maximum earned payout for any one individual could not exceed $1,100,000.
The threshold amount established for the revenue performance metric for 2020 was $261 million and the threshold established for the EBITDA performance metric for 2020 was $33.9 million. While the Committee did not make a formal determination of performance, for 2020 the Company reported Adjusted Net Sales of $240.5 million and Adjusted EBITDA of $30.6 million. As neither threshold was met, no bonus was paid with respect to these Company financial performance metrics.
The Committee also considered the achievement of the individual performance objectives despite the disruptions caused by the COVID-19 pandemic and the NEOs’ exemplary leadership during the pandemic, demonstrated by an immediate focus on employee safety and engagement, command center management with continual touch-points throughout the business to gauge areas for additional attention, communication and employee effectiveness. In addition, managements’ focus on liquidity and disciplined cost containment actions, including company-wide salary reductions (which included the NEOs) and employee retention by employing salary reductions rather than furloughs or a reduction in force enabled the Company to maintain its teams, including our sales force, during the pandemic. The establishment of a diversity and inclusion council was an important aspect of our team approach. Additionally, our management was customer-focused by maintaining and expanding our donor supply network, ensuring our products were delivered to patients. The Committee further recognized the achievement of additional strategic objectives, including the completion of remediation of FDA Inspection Findings, thereby bringing our manufacturing facilities into compliance with good manufacturing processes, completing a refinance of existing debt that increased balance sheet cash, and the successful recapitalization with high quality, respected investors, which brought additional expertise to our Board and positioned us to continue important clinical trials to facilitate future growth. Moreover, the Committee considered the resolution of shareholder derivative litigation, the relisting the Company’s common stock on Nasdaq, and completion of the restatement of the Company’s financial statements despite the challenges caused by the COVID-19 pandemic. None of the individual strategic and leadership objectives had any specific weighting; the objectives were considered, together with other information the Committee determined relevant, to develop a holistic evaluation of and reward for individual performance. Based upon its evaluation of the strategic and leadership objectives and accomplishments of the NEOs, the Committee determined annual bonuses as described below, in comparison to target amounts, expressed as both a percentage of base salary and as a dollar amount. The amount of the approved bonus for each NEO was below the approved target and within the limitations of the MIP.

NEO	Base Salary	Target Annual Incentive as a Percent of Base Salary	Target Annual Incentive	Amount Paid for 2020	Percent of Target
Mr. Wright	$750,000	100%	$750,000	$562,500	75%
Mr. Carlson	$525,000	55%	$288,750	$216,562	75%
Dr. Kashyap(1)	$500,000	52.5%	$109,375	$87,500	80%
Mr. Hulse	$475,000	50%	$237,500	$178,125	75%
Dr. Stein(1)	$500,000	50%	$166,667	$83,334	80%
Mr. Borkowski(2)	n/a	n/a	n/a	n/a	n/a
(1)     Dr. Kashyap and Dr. Stein joined the Company in August 2020 and, therefore, were eligible for only a pro-rated portion of the annual incentive this year. Pursuant to his offer letter, Dr. Kashyap was guaranteed a minimum payout of at least 80% of his prorated, target bonus.
(2)     Mr. Borkowski did not participate in the MIP. The Company compensated him pursuant to his Separation and Transition Services Agreement.

Long-Term Equity Incentives
All equity incentive awards are granted under the Company’s 2016 Equity and Cash Incentive Plan (as amended, the “2016 Plan”), which was originally approved by shareholders in 2016 and most recently approved by shareholders in 2020. The 2016 Plan is designed to align the interests of the Company’s Named Executive Officers and other MiMedx officers, members of management and key employees with the interests of the Company’s shareholders, and serve as a key retention tool. Restricted stock vests over a period of time, generally pro rata annually over three years. The Company generally makes its annual equity grant to a broad group of its management employees, including the NEOs in February or March of each year. The Company also typically grants restricted stock to certain newly-hired executive officers in connection with the commencement of their employment by the Company.
The Committee believes that equity grants are a positive motivator for the Company’s officers, management and key employees to focus their strategy and efforts on the Company’s long-term goals. Working toward the long-term growth of the price of the Company’s stock produces a financial gain for the executives’ equity awards, aligned with an increase in value for the Company’s shareholders.
In recent years, the Compensation Committee has granted only restricted stock awards, rather than a mix of stock and stock options. The Compensation Committee believes that restricted stock awards are an effective form of equity compensation because the vesting period is a strong retention tool for NEOs and other key executives. Restricted stock awards increase in value as the Company’s stock price increases and continue to have value in the event of a stock price decline, unlike stock options which may lose retention value in the event of a decline in stock price.
All awards of restricted stock granted to Named Executive Officers in 2020 were approved by the Compensation Committee for recommendation to the full Board for approval. All awards of restricted stock granted to all other eligible participants in the 2016 Plan were determined and approved by the Compensation Committee.
In determining the approved level of equity grants, the Compensation Committee considers the individual’s target annual long-term incentive value, the Company’s overall option “overhang,” the employee’s level of responsibility and performance, prior equity awards, comparative compensation information, and the anticipated expense to the Company. For 2020, all awards of restricted stock were dated and priced as follows:
•All awards of restricted stock to current employees were granted and priced as of the close of the business day on which the Board approved the grant, following recommendation by the Committee.
•All awards of restricted stock granted to newly-hired employees were granted and priced as of the later of the business day on which the Board approved such grants or the date of employment.
The Committee establishes vesting schedules for awards under the 2016 Plan at the time of the grant. To optimize the retention value of the awards, which is of significant importance for our efforts to cultivate and retain talent, and to orient recipients to the achievement of longer-term goals, objectives and success, awards typically vest in three equal installments on the first, second and third anniversaries of the Grant Date. The Company generally makes an annual equity grant to a broad group of its management employees, including the Named Executive Officers, in February or March of each year. In 2020, all equity-based awards were issued under plans previously approved by the Company’s shareholders.
2020 Restricted Stock Grants to Named Executive Officers
In general, in determining the level of equity grants, the Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about long-term incentives, the Committee does not benchmark long-term incentives to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. The Committee also considers the individual’s target annual long-term incentive value, the NEO’s prior equity awards, the anticipated expense to the Company, as well the amount of shares that remain available under the Plan to be granted. Consistent with the foregoing, the Committee made the following grants to the NEOs: Mr. Wright - 572,033 shares; Mr. Carlson - 177,966 shares; and Mr. Hulse 120,762 shares. Grants vest pro rata annually over three years.
Grants to Newly-Hired Officers
In addition to the annual grants described above, the Company made certain grants of restricted stock to newly-hired employees during 2020. On August 3, 2020, the Company granted 173,310 shares to Dr. Kashyap in connection with his initial employment with the Company. On August 10, 2020, the Company granted 81,833 shares to Dr. Stein in connection with his initial employment with the Company. Grants vest pro rata annually over three years.
Agreements with our Executive Officers
Agreement with Mr. Borkowski
The Board appointed Mr. Borkowski, an Executive Vice President of the Company, as interim Chief Financial Officer effective June 6, 2018. On November 18, 2019, the Company entered into a Separation and Transition Services Agreement (the “Transition Agreement”) with Mr. Borkowski pursuant to which (i) he resigned as Executive Vice President and Interim Chief Financial Officer of the Company, as well as from any and all officer, director or other positions that he held with the Company and its affiliates, effective November 15, 2019, (ii) he agreed to perform the duties of the Acting Chief Financial Officer with respect to filing the 2018 Form 10-K and assist with the transition of his duties, and (iii) until March 31, 2020, he agreed to provide services as may be requested by the Company with respect to matters related to the Company’s Annual Report on Form 10-K (the “2018 Form 10-K”) and the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019. The Company filed its 2018 10-K on March 17, 2020. The Agreement provided for the Company to make special payments to Mr. Borkowski in installments as follows: (i) $1,700,000, which was paid in 2019, (ii) $1,750,000 which was paid following the filing of the 2018 Form 10-K with the SEC; and (iii) after March 31, 2020, $500,000 which was paid following the execution and delivery of a supplemental release by Mr. Borkowski. Mr. Borkowski did not receive an equity grant or annual incentive for 2019 or 2020, and he forfeited all restricted stock owned by him which had not already vested, and all other claims to stock and other benefits. The Agreement also included terms and conditions governing the Company’s and Mr. Borkowski’s general release of claims and other customary provisions.
Agreement with Mr. Carlson
    The Company entered into an agreement with Mr. Carlson effective December 16, 2019 to employ him as Executive Vice President - Finance. The Company later named Mr. Carlson Chief Financial Officer effective March 18, 2020. Pursuant to the Company’s agreement with Mr. Carlson, he receives an annual base salary of $525,000 and will be eligible for a target annual incentive of fifty-five percent (55%) of his base salary and a target long-term incentive equal to two hundred percent (200%) of his base salary. In addition, he received (i) a special one-time signing bonus of $50,000 (which is subject to repayment in full in the event that he resigns or has his employment terminated by the Company for specified reasons within 12 months following the commencement of his employment with the Company), (ii) 49,295 shares of restricted stock (with an approximate value of $350,000) that vest pro rata annually over three years, and (iii) 140,845 shares of restricted stock (with an approximate value of $1,000,000) that vest upon the achievement of each of four discrete performance goals.
Additional Compensation Practices and Policies
Perquisites
The Company generally does not provide executive officers with perquisites and other personal benefits beyond the Company benefits offered to similarly situated employees, with the following exception: During the Company’s transition, when its ability to attract and retain executives was reduced, the Company agreed to reimburse certain executives (Mr. Wright) for commuting and transportation expenses between their respective homes and our corporate headquarters, temporary lodging, relocation and rental car expenses, and paid a tax-gross up on these amounts. The Company also paid temporary lodging expenses and moving expenses for Dr. Stein, home finding expenses for Mr. Carlson and Dr. Stein, and a tax gross-up on such amounts. Also, following the COVID-19 pandemic, the Company also paid certain commuting expenses for Mr. Carlson and Dr. Stein to travel between their homes and business meetings the Company required them to attend.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines that apply to the NEOs. Under the guidelines, covered persons are required to own stock, including unvested time-based restricted stock, equal to certain multiples of their annual cash compensation. On October 2, 2020, the Board increased the ownership requirements under guidelines (i) for the CEO from 3 times to 6 times, (ii) for the CFO from 2.0 times to 2.5 times, (iii) for the General Counsel from 1.5 times to 2.5 times, and (iv) by extending the guidelines to all other named executive officers at 2.5 times:

Person Subject to Policy	Requirement
CEO	6.0X
Other NEOs	2.5X
Until such time as the executive officer reaches his or her applicable threshold and subject to certain exceptions, the executive officer is required to hold 100% of the shares of Company common stock awarded to him/her from the Company or received upon vesting of restricted stock and upon exercise of stock options (net of any shares utilized to pay for tax withholding and any exercise price).
Recoupment of Compensation
The Board adopted a recoupment (clawback) policy, effective April 1, 2016, covering executive officers of the Company. The policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee may seek reimbursement of any cash or equity-based bonus or other incentive compensation paid or awarded to the officer or effect cancellation of previously granted equity awards to the extent the bonus or incentive compensation was based on erroneous financial data and was in excess of what would have been paid to the officer under the restatement.
In April, 2021, the Compensation Committee amended the Recoupment Policy to:
•allow for recoupment of payouts under MiMedx’s incentive compensation programs (including, but not limited to, any of the Management Incentive Plans from 2016 to present) when an executive officer has engaged in misconduct as predefined by the Compensation Committee including but not be limited to, any material violation of a Company policy that causes significant harm to the Company.
•expand the scope of persons covered to include not only the Company’s CEO, CFO, and other executive officers, but also other senior management level and higher-ranking executive officers (“Senior Officers”) on the basis of having met or exceeded performance targets during the period covered by the restated financial statement(s), regardless of whether any executives are found personally responsible for the misstatement(s). Specifically, the Board may take the steps necessary to secure reimbursement from Senior Officer(s) of any bonus or other incentive-based or equity-based (to the extent tied to financial metrics) compensation paid to any Senior Officers during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error to the extent that compensation was based on the misstated financial result.
•require the Board to take steps to recoup when any restatement was the result of violation(s) of federal securities laws in which scienter is a necessary element by the CEO, CFO, or any other senior officer. The Board must take the steps necessary to recoup from any Senior Officer whose scienter led to the restatement all incentive compensation awarded to such officer for performance during the periods affected by the restatement; provided, however, this recoupment obligation is subject to MiMedx’s consideration regarding (1) a cost/benefit analysis with respect to pursuing recovery of such incentive compensation, and (2) an analysis of the potential impact of the individual’s indemnification agreement on such pursuit.
•direct that any actions taken pursuant to the Recoupment Policy be disclosed on the next proxy statement filed with the SEC or on a Form 8-K; and

•direct that all employment agreements with Senior Officers be amended as necessary to be consistent with the Recoupment Policy, as revised.
With the completion of the restatement of Company’s previously issued consolidated financial statements and financial information, the Compensation Committee has reviewed the annual non-equity incentive awards paid to executive officers based on financial performance for the years 2015 and 2016, and the amounts that would have been paid to such officers under the restated financial statements. In addition, the Compensation Committee has reviewed the annual non-equity incentive awards paid to executive officers for 2017 and 2018 (which had never been published and therefore technically not restated), and the amounts that would have been paid to such officers under the corrected financial statements. This review determined that the Company paid annual non-equity incentive awards between 2015 and 2018 to the following persons in excess of what would have been paid to such executive officers under the restated or revised financial metrics, by the following, aggregate amounts: our former Chief Executive Officer, Mr. Petit - $468,504; our former Chief Financial Officer, Mr. Senken - $215,550; our former President, Mr. Taylor - $356,555; our former General Counsel, Ms. Haden - $183,725; our former Interim Chief Financial Officer, Mr. Borkowski - $88,000; our former Chief Strategy Officer, Mr. Landy - $31,267; and Mr. Turner - $28,933. (The Company did not grant any equity awards based on incorrect financial metrics.)
The Compensation Committee notes that the Company effectively recovered $26.3 million of vested, unexercised options and unvested restricted stock as a result of the Board’s determination in September 2018 that the terminations of employment of Messrs. Petit, Senken and Taylor were “for cause,” which resulted in the forfeiture of those awards. Under the Plans, all unvested restricted stock awards and vested and unvested stock option awards were forfeited, as follows:

Former NEO	Options Forfeited	Value on 9/20/2018 at $6.20 per share	Unvested Restricted Stock Forfeited	Value on 9/20/2018 at $6.20 per share	Total Value of Equity Forfeited
Petit	2,867,820	$12.1 million	361,667	$2.2 million	$14.3 million
Senken	887,107	$3.7 million	120,368	$0.7 million	$4.4 million
Taylor	1,558,221	$6.2 million	229,234	$1.4 million	$7.6 million
TOTAL	5,313,148	$22.0 million	711,269	$4.3 million	$26.3 million

(The value of forfeited options is based on the closing price of Company common stock on the date of forfeiture, which was $6.20 per share on September 20, 2018, less the exercise price. The value of forfeited restricted stock is based on the closing price of Company common stock on the date of forfeiture.)
The Compensation Committee also notes that on November 26, 2019, the United States Attorney’s Office for the Southern District of New York (“USAO-SDNY”) filed suit against Messrs. Petit, Taylor, and Senken, the Company’s former Chief Executive Officer, President, and Chief Financial Officer, respectively, in the U.S. District Court for the Southern District of New York, including claims for relief as to Messrs. Petit and Senken for the disgorgement of all bonuses and all incentive-based and equity-based compensation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, among other claims for relief. In November 2019, Mr. Petit was convicted of securities fraud and Mr. Taylor convicted of conspiracy to commit securities fraud, which Messrs. Petit and Taylor are appealing. In view of Messrs. Petit and Taylor’s pending appeals, disputes over the proper interpretation of the Company’s indemnification agreements with them, and the SEC’s civil claims against Messrs. Petit, Taylor, and Senken, the Compensation Committee has not yet reached a final determination as to whether or how to recoup the amounts previously paid to these and other executives.
Anti-Hedging and Anti-Pledging Policies
    Hedging transactions may permit the ownership of Company securities without the full risks and rewards of ownership. If a director, officer or employee engages in hedging transactions with respect to Company securities, he or she may no longer have the same objectives as the Company’s other shareholders. For this reason, the Company prohibits directors, officers and employees from engaging in hedging transactions in Company securities, subject to exceptions that may be granted in the sole discretion of the Company’s General Counsel in limited circumstances.

    Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold if the borrower defaults on the loan, including at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities. For these reasons, the Company prohibits directors, officers and other employees from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Compensation Risk Assessment
On an ongoing basis, the Compensation Committee considers the risks inherent in the Company’s compensation programs. The Compensation Committee believes that our compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of our compensation policies and practices encourages our employees to remain focused on both our short- and long-term goals.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the Compensation Discussion and Analysis in this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2021 annual meeting of shareholders. This report is provided by the following independent directors, who comprise the Compensation Committee:
James L. Bierman, Chair (member of the Committee since June, 2019)
Michael Giuliani, M.D. (member of the Committee since November, 2020)
Martin P. Sutter (member of the Committee since July, 2020)

April [ ], 2021

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Period	Salary	Bonus(7)		Stock(8) Awards	Non-Equity Incentive Plan Compensation Awards	All Other(9) Compensation	Total
Timothy R. Wright,(1) Chief Executive Officer	2020	$735,577	$0		$3,374,995	$562,500	$56,831	$4,729,863
	2019	$447,115	$1,220,000		$3,375,000	$0	$27,239	$5,069,354
Peter M. Carlson,(2) EVP - Finance and Chief Financial Officer	2020	$514,904	$50,000	(7)	$1,049,999	$216,562	$8,276	$1,839,741
	2019	$24,231	$0		$1,349,994	$0	$0	$1,374,225
Rohit Kashyap,(3) EVP and Chief Commercial Officer	2020	$201,923	$200,000	(7)	$999,999	$87,500	$3,269	$1,492,691
William F. Hulse,(4) General Counsel and Secretary	2020	$465,865	$125,000	(7)	$712,496	$178,125	$6,714	$1,488,200
Robert B. Stein,(5) EVP - Research and Development	2020	$192,308	$250,000	(7)	$500,000	$83,334	$316,741	$1,342,383
Edward Borkowski,(6) Acting Chief Financial Officer	2020	$0	$0		$0	$0	$0	$0
	2019	$597,885	$0		$610,014	$0	$4,095,931	$5,303,830
	2018	$363,846	$150,000		$0	$330,000	$47,294	$891,140

(1)The Board appointed Mr. Wright as Chief Executive Officer effective May 13, 2019.
(2)The Board appointed Mr. Carlson Executive Vice President - Finance effective December 16, 2019. The Company later named Mr. Carlson Chief Financial Officer effective March 18, 2020.
(3)Rohit Kashyap, Ph.D. has served as Executive Vice President and Chief Commercial Officer since August 2020.
(4)William F. “Butch” Hulse IV has served as General Counsel and Secretary since December 2019.
(5)Robert B. Stein has served as Executive Vice President - Research and Development, since August, 2020. The "All Other Compensation” column includes $247,500 of consulting fees paid to Dr. Stein’s consulting company for services rendered before his employment commenced.
(6)Mr. Borkowski served as Interim Chief Financial Officer from June 6, 2018 until his resignation effective November 15, 2019. Subsequently, he served as Acting Chief Financial Officer until March 17, 2020. Amounts paid to Mr. Borkowski in 2020 pursuant to the Separation and Transition Services Agreement were reported in 2019; see “Compensation, Discussion & Analysis - Agreements with our Executive Officers - Agreement Mr. Borkowski, above.”).
(7)Reflects a one-time cash signing bonus in the following amounts: Mr. Carlson - $50,000; Dr. Kashyap - $200,000; Mr. Hulse - $125,000; and Dr. Stein - $250,000.
(8)Represents the aggregate grant date fair value of awards of restricted stock made in accordance with FASB ASC Topic 718. The restricted stock awards vest pro rata annually over a three-year period.
(9)Represents the following amounts: (a) 401(k) match Mr. Wright - $3,606; Mr. Carlson - $6,562; Dr. Kashyap - $3,269; Mr. Hulse - $6,714; and Dr. Stein - $1,442; (b) commuting expenses - Mr. Wright - $8,001; Mr. Carlson $498; Dr. Stein - $4,892; (c) temporary lodging expenses - Mr. Wright $22,774; Dr. Stein - $16,790; (d) home finding expenses - Mr. Carlson - $899; Dr. Stein - $1,250; (e) moving expenses - Dr. Stein - $29,549; (f) tax gross-up - Mr. Wright - $22,450 (on temporary lodging expenses); Mr. Carlson - $317 (on home finding expenses); Dr. Stein - $15,318 (on temporary lodging, home finding, and moving expenses); and (g) consulting fees - Dr. Stein - $247,500.

GRANTS OF PLAN-BASED AWARDS FOR 2020
The following table provides information regarding grants of plan-based awards to the Company’s NEOs during 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum
Wright	2/18/2020	$375,000	$750,000	$1,500,000	572,033	0	n/a	$3,374,995
Carlson	2/18/2020	$144,375	$288,750	$577,500	177,966	0	n/a	$1,049,999
Kashyap(4)	8/3/2020	$87,500	$109,375	$218,750	173,310	0	n/a	$999,999
Hulse	2/18/2020	$118,750	$237,500	$475,000	120,762	0	n/a	$712,496
Stein(5)	8/10/2020	$83,333	$166,667	$333,334	81,833	0	n/a	$500,000
Borkowski(6)	n/a	n/a	n/a	n/a	—	0	n/a	$0

(1)Represents annual incentive opportunity under the Management Incentive Plan (MIP).
(2)Represents restricted stock awards granted under the 2016 Plan. The shares of restricted stock generally vest ratably over three years from the grant date.
(3)The amounts shown reflect the grant date fair market values of the awards computed in accordance with FASB ASC Topic 718—“Compensation-Stock compensation.”
(4)Dr. Kashyap became eligible to participate in the MIP effective July 27, 2020 and his 2020 annual incentive was prorated accordingly. By agreement in connection with his recruitment, he was entitled to receive a minimum of 80% of his prorated annual target incentive amount for calendar year 2020.
(5)Dr. Stein became eligible to participate in the MIP upon joining the Company in August 2020 and his 2020 annual incentive was prorated accordingly.
(6)As discussed under “Compensation Discussion and Analysis,” Mr. Borkowski forfeited all unvested restricted stock held by him upon the termination of his employment during 2019.

OUTSTANDING EQUITY AWARDS ON DECEMBER 31, 2020
The following table shows the number of shares covered by exercisable and non-exercisable options and unvested restricted stock awards held by the Company’s NEOs on December 31, 2020. As discussed in the CD&A, Mr. Borkowski forfeited all unvested restricted stock held by him upon the termination of his employment during 2019.

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Unvested		Market Value of Unvested Securities(1)
Wright	—	—	1,026,578	(2)	$9,321,328
Carlson	—	—	246,042	(3)	$2,234,061
Kashyap	—	—	173,310	(4)	$1,573,655
Hulse	—	—	120,762	(5)	$1,096,519
Stein	—	—	81,833	(6)	$743,044
Borkowski	—	—	—		$0

(1)Calculated based on a closing stock price of $9.08 per share on December 31, 2020.

(2)A portion vested on June 7, 2020 and February 18, 2021; 227,272 shares will vest on June 7, 2021, and 227,273 shares will vest on June 7, 2022; and 190,678 will vest on February 18, 2022 and February 18, 2023.

(3)A portion vested on December 19,2020; 16,432 shares will vest on December 19, 2021, and 16,432 shares will vest on December 19, 2022; and (b) a performance-vested restricted stock unit grant for 35,212 shares which vests upon the achievement of each of a discrete performance goal, and a time-vested restricted stock unit award for 177,966 shares that vests pro rata annually over three years on February 18, 2021, 2022, and 2023.
(4)57,770 shares will vest on August 3, 2021, August 3, 2022, and August 3, 2023.
(5)40,254 shares vested on February 18, 2021, and 40,254 shares will vest on February 18, 2022, and February 18, 2023.
(6)27,278 shares will vest on August 10, 2021 and August 10, 2022, and 27,277 shares will vest on August 10, 2023.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Company’s equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,025,683	$4.62	12,323,627
Equity compensation plans not approved by security holders	—	—	—
Total	2,025,683	$4.62	12,323,627

2020 OPTION EXERCISES AND STOCK VESTED TABLE
The following table provides information concerning each exercise of stock options and each vesting of restricted stock during 2020, on an aggregated basis with respect to each of the Company’s NEOs.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise	Number of Securities Acquired on Vesting	Value Realized on Vesting(1)
Wright	—	$0	227,273	$795,455
Carlson	—	$0	86,853	$549,778
Kashyap	—	$0	—	$0
Hulse	—	$0	—	$0
Stein	—	$0	—	$0
Borkowski	—	$0	—	$0

(1)Represents the number of shares acquired on vesting multiplied by the closing price of Company common stock on the vesting date.

2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
This section describes additional payments that the Company would make to the NEOs assuming a hypothetical termination of employment occurred on December 31, 2020 under various scenarios. We did not include Mr. Borkowski in the table below because he voluntarily resigned his employment before December 31, 2020 and his compensation in relation to his separation is separately described above. See “Compensation Discussion and Analysis - Agreements with Our Executive Officers - Agreement with Mr. Borkowski” for a discussion of certain severance payments to and arrangements made with Mr. Borkowski.
No-Cause Termination. The Company entered into Executive Retention Agreements with each NEO that provides for compensation to the executive in the event the executive’s employment with the Company is terminated involuntarily without “Cause” (as defined in the agreement), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the agreement) prior to a “change-in-control.” The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary and target base bonus: Mr. Wright, 2 times; Messrs. Carlson, Hulse, Kashyap, and Stein, 1.25 times. In addition, following termination of employment under such circumstances, each NEO is entitled to receive life, health insurance coverage (subject to a COBRA election, and a periodic cash payment for 18 months), and certain other fringe benefits equivalent to those in effect at the date of termination for a period of 24 months in the case of Mr. Wright, or 15 months in the case of the other NEOs.
Change-in-Control. The Executive Retention Agreements with the NEOs also provide for compensation to the executive in the event the executive’s employment with the Company is terminated upon or within one year following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary and target base bonus as of the date of the change-in-control: Mr. Wright, 2.5 times; Messrs. Carlson, Hulse, Kashyap, and Stein, 1.5 times. In addition, following termination of employment, these executives are entitled to receive life, health insurance coverage (subject to a COBRA election and a periodic cash payment for 18 months), and certain other fringe benefits equivalent to those in effect at the date of termination for periods of 30 months for Mr. Wright and 18 months for the other NEOs.
Restrictive Covenants. The Executive Retention Agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment for 18 months.
Equity Awards. Generally, unvested equity awards vest upon an NEO’s death or disability. Upon a “change in control,” as defined in the 2016 Plan, and subject to any requirements of Section 409A of the Internal Revenue Code of 1986, as amended, grants made to the NEOs prior to October 2020 vest.
For awards made after October 2020, the Board adopted a new form of award agreement that uses a double-trigger, under which if the NEO’s employment terminates within 24 months following a change of control, as defined in the 2016 Plan, other than for cause, then the awards will vest upon such termination, provided that the awards were continued, assumed, or substituted in the transaction; if no written provision is made for continuance, assumption or substitution of the awards, then the Compensation Committee has discretion to (1) terminate such awards without payment, (2) terminate such awards in exchange for a payment equal to the fair market value of such awards on the date of the change in control, or (3) accelerate the vesting of the awards or take such other actions as the Committee determines to be reasonable under the circumstances to permit the NEO to realize the value of the awards. No awards were granted to the NEOs in 2020 following this change. Accordingly, the amounts shown in the table below reflect awards granted under the prior form of agreement pursuant to which the awards would vest upon a change in control.

2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive	Involuntary Without Cause or for Good Reason		Involuntary or for Good Reason with Change in Control		Death or Disability
Wright
cash severance	$1,500,000	(1)	$1,875,000	(1)(2)	$0
estimated benefits	$21,273	(3)	$21,273	(2)(3)	$0
estimated value of accelerated equity awards	—		$9,321,328	(4)	$9,321,328	(5)
Carlson
cash severance	$656,250	(1)	$787,500	(1)(2)	$0
estimated benefits	$17,728	(3)	$21,273	(2)(3)	$0
estimated value of accelerated equity awards	$0		$2,234,061	(4)	$2,234,061	(5)
Kashyap
cash severance	$625,000	(1)	$750,000	(1)(2)	n/a
estimated benefits	$23,077	(3)	$27,693	(2)(3)	n/a
estimated value of accelerated equity awards	$0		$1,573,655	(4)	$1,573,655	(5)
Hulse
cash severance	$593,750	(1)	$712,500	(1)(2)	$0
estimated benefits	$23,077	(3)	$27,693	(2)(3)	$0
estimated value of accelerated equity awards	$0		$1,096,519	(4)	$1,096,519	(5)
Stein
cash severance	$625,000	(1)	$750,000	(1)(2)	n/a
estimated benefits	$23,077	(3)	$27,693	(2)(3)	n/a
estimated value of accelerated equity awards	$0		$743,044	(4)	$743,044	(5)

(1)Includes (a) annual base salary as of December 31, 2020, plus (b) annual targeted bonus for the year ended December 31, 2020, times the multiple applicable to the NEO.
(2)Payable only in the event the executive’s employment is terminated without cause or for “good reason” within one year following a change in control.
(3)Includes the estimated value of medical, dental, vision and life insurance.
(4)Includes the value of unvested restricted stock based on the December 31, 2020 stock price, the vesting of which is deemed accelerated to December 31, 2020. Awards made before October 2020 vest upon a change in control without regard to the Participant’s termination of employment.
(5)If the Participant’s employment with the Company terminated on account of the Participant’s death or disability, the shares vest and become non-forfeitable on termination of the Participant’s employment with the Company on account of the Participant’s death or disability.

2020 DIRECTOR COMPENSATION
The Company compensates non-employee directors with a mix of equity and cash. Directors who are full-time Company employees do not receive any compensation for their service as directors or as members of Board committees. The Company compensates non-employee directors at approximately the median of peer practices. The 2016 Plan imposes limits on awards to directors for their service as directors of (i) 125,000 shares granted during any calendar year and (ii) a maximum of $300,000 for any consecutive 12-month period for awards stated as a specific dollar amount.

Equity Compensation

Upon initial election or appointment to the Board, each non-employee director receives a one-time grant of a number of restricted shares of Company common stock valued at $175,000, plus a prorated portion of the prior year’s annual grant (based on the number of months between the date of appointment to the Board and expected date of the next annual meeting of shareholders). One third of this grant vests on each anniversary of the grant date. In addition, each non-employee director receives an annual grant of a number of restricted shares of Company common stock valued at $175,000. The Board usually makes this grant on the date of the annual meeting of shareholders or the first meeting of the Board that follows the annual meeting of shareholders, subject to the share limits in the Plan, and it vests upon the earlier of the next annual meeting or the first anniversary of the grant date.

Director Stock Ownership Guidelines
The Nominating and Corporate Governance Committee has adopted stock ownership guidelines for the Company’s non-employee directors to better align the interests of non-employee directors with shareholders. The guidelines require non-employee directors to own shares of Company common stock with a value equal to or greater than three times their annual gross cash compensation. Newly elected directors have three years from the date of election to the Board to comply with the ownership guidelines. Shares must be owned directly by the director or the director’s immediate family members residing in the same household, held in trust for the benefit of the non-employee director or the director’s immediate family or owned by a partnership, limited liability company or other entity to the extent of the director’s interest therein (including the interests of the director’s immediate family members residing in the same household) provided that the individual has the power to vote or dispose of the shares. Unvested shares of restricted stock and unexercised stock options (vested or unvested) do not count toward satisfaction of the guidelines.
Cash Compensation

In 2020, the Company also paid the following cash amounts to non-employee directors.

	Chairman	Non-Chair Member
Board	$71,000	$42,000
Audit Committee	$21,000	$11,000
Compensation Committee	$16,000	$8,500
Nominating and Corporate Governance	$11,000	$6,000
Ethics and Compliance Committee	$12,500	$6,500

The following table provides information concerning compensation of the Company’s non-employee directors who served in 2020.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Options	Total
Richard J. Barry(2)	$53,167	$0	$0	$53,167
M. Kathleen Behrens	$121,000	$238,223	$0	$359,223
James L. Bierman	$63,375	$238,223	$0	$301,598
J. Terry Dewberry(3)	$59,083	$0	$0	$59,083
Charles R. Evans(4)	$74,666	$238,223	$0	$312,889
Michael Giuliani	$0	$304,389	$0	$304,389
William A. Hawkins	$12,125	$505,011	$0	$517,136
Charles E. Koob	$49,000	$238,223	$0	$287,223
Cato Laurencin	$0	$304,389	$0	$304,389
K. Todd Newton	$66,375	$238,223	$0	$304,598
Martin P. Sutter(5)	$0	$0	$0	$0
Neil S. Yeston(4)(6)	$94,125	$238,223	$0	$332,348

1.The following directors had stock options outstanding as of December 31, 2019: Messrs. Evans and Koob, and Dr. Yeston - 60,000; Mr. Dewberry - 30,000. The following directors had unvested restricted stock or stock unit awards outstanding on December 31, 2020: Drs. Behrens and Yeston, and Messrs., Bierman, Evans, Koob, and Newton - 26,236; Drs. Giuliani and, Laurencin - 33,523; and Mr. Hawkins - 55,618.
2.Mr. Barry declined to stand for re-election, and his terms as a directors ended on August 31, 2020.
3.Mr. Dewberry retired from the Board effective August 31, 2020.
4.Messrs. Evans and Koob, and Dr. Yeston, retired from the Board effective November 20, 2020.
5.Mr. Sutter has declined all compensation as a non-employee director.
6.Dr. Yeston received a $15,000 retainer for serving as the Science and Research liaison to the Board.

PROPOSAL 3 ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote on an advisory resolution, commonly known as a “say-on-pay” proposal, to approve the compensation of the Company’s NEOs as disclosed in the CD&A, the compensation tables, and the accompanying narrative disclosures, (see pages 34 through 49):

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the section captioned “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures.

The Compensation Committee is responsible for evaluating and determining the compensation paid to the Company’s NEOs. All components of compensation for the NEOs are then recommended by the Compensation Committee for approval by the Board. As described above in detail in the CD&A, the compensation tables and the accompanying narrative disclosures, the Company’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract and retain highly-qualified executives and motivate them to achieve the Company’s operational and financial goals. The Company’s compensation components seek to reward effective performance relative to the Company’s near-term plans and objectives, promote longer-term focus and help retain key contributors and align the interests of the Company’s executives and shareholders.

The Company conducted an advisory say-on-pay vote at the 2019 annual meeting of shareholders, where approximately 91% of the votes cast were in favor of the proposal. The Board and Compensation Committee reviewed these final vote results together with the other factors and data discussed in this CD&A and determined that, given the significant level of support of the Company’s approach to compensation by its shareholders, no changes to its executive compensation policies and related decisions were necessary.

The Company has previously determined that its shareholders should vote on an advisory say-on-pay proposal every year, consistent with the recommendation of the Board and the preference expressed by the Company’s shareholders in the advisory vote taken at the 2019 annual meeting of shareholders.

Effect of Vote

While this is a non-binding, advisory vote, the Compensation Committee and the Board intend to take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

For this proposal to be approved, votes cast FOR the proposal by the holders of shares represented at the meeting and entitled to vote must exceed the votes cast AGAINST the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL
ON THE WHITE PROXY CARD.

AUDIT MATTERS

Changes in Registered Public Accounting Firm

Appointment of Deloitte & Touche LLP

On March 25, 2021, the Audit Committee approved the engagement of, and on March 29, 2021 executed an agreement with, Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2021. Neither the Company, nor anyone acting on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (as those terms are defined in Item 304(a)(1) of Regulation S-K).

Shareholders are being asked to ratify the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. A representative of Deloitte is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Dismissal of BDO USA, LLP

In light of its engagement of Deloitte for the year ended December 31, 2021, the Audit Committee dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm effective March 25, 2021.

BDO’s reports on the effectiveness of internal control over financial reporting as of December 31, 2020 and as of December 31, 2019 expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.

During the period from May 24, 2019 through March 25, 2021, there were no “disagreements” as such term is described in Item 304(a)(1)(iv) of Regulation S-K with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its audit report. Also, during this same period, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO with a copy of the foregoing disclosures and requested that BDO furnish the Company with a letter addressed to the Commission stating whether BDO agreed with the above statements. A copy of BDO’s letter dated March 30, 2021 was filed as Exhibit 16.1 to the Company’s Form 8-K filed March 30, 2021.

BDO provided the Company with an unqualified opinion regarding their audit of the Company’s financial statements as of December 31, 2020 and 2019 that were included in the Company’s Annual Report on Form 10-K.

The Audit Committee initially approved the engagement of, and executed an agreement with, BDO as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2017, 2018 and 2019 on May 24, 2019 and engaged BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 on April 28, 2020. Shareholders ratified BDO’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 on August 31, 2020 at the 2019 annual meeting of shareholders.

Audit Firm Fees
The Audit Committee’s duties include pre-approving audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm, BDO. All of the services in respect of 2020 and 2019 under the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees categories below were pre-approved by the Audit Committee.

Type of Fee	Year Ended December 31, 2020	Year Ended December 31, 2019
Audit Fees(1)	$1,835,422	$3,875,000
Audit-Related Fees(2)	$21,336	$19,000
Tax Fees	$0	$0
All Other Fees	$0	$0
(1)    This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in its quarterly reports on Form 10-Q.
(2)     This relates to BDO’s audit of the Company’s 401(k) plan.

REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that the Company incorporates it by specific reference.

Management is responsible for the preparation, presentation and integrity of financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The purpose of the Audit Committee is to assist the Board in its duty to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and internal control over financial reporting.

On April 28, 2020, the Audit Committee approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 11, 2020 with management and BDO. It has also reviewed and discussed with BDO: (1) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; (2) BDO’s judgments as to the quality of the accounting principles applied in the Company’s financial reporting; (3) written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence; and (4) BDO’s independence. The Audit Committee also met with management periodically during the year to consider the adequacy of the Company’s internal control over financial reporting and the quality of its financial reporting and discussed these matters with BDO and with appropriate Company financial personnel and internal auditors.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Commission.

Submitted by the Audit Committee of the Board of Directors:

K. Todd Newton, Chairman
M. Kathleen Behrens
James L. Bierman

April [ ], 2021

PROPOSAL 4—RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

This proposal would ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

A representative of Deloitte is expected to be present at the virtual Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Effect of Vote

In the event our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain Deloitte for the fiscal year ending December 31, 2021. In view of the process and expense involved in changing the independent registered public accounting firm on short notice, if the shareholders do not ratify the selection of Deloitte, it is contemplated that the appointment of Deloitte will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Audit Committee select another independent registered public accounting firm for the following year.

Vote Required

For this proposal to be approved, votes cast FOR the proposal by the holders of shares present and entitled to vote must exceed the votes cast against the proposal.

THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND
THAT YOU VOTE FOR THIS PROPOSAL ON THE WHITE PROXY CARD.

PROPOSAL 5—AMENDMENT TO ARTICLES TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS

At the 2010 annual meeting of shareholders, the Company’s shareholders overwhelmingly approved an amendment to our Articles classifying the Board into three classes of directors such that only one-third of the Board is up for election at each annual meeting of shareholders. Currently, the Company’s Articles and Bylaws provide for a classified board of directors divided into three classes of directors, with each class elected for three-year terms.

After carefully weighing the advantages and disadvantages of a classified board, including through dialogue with our shareholders, the Board has determined that this is an appropriate time and that it is now in the best interests of the Company and its shareholders to amend the Articles to eliminate the classified board structure to provide for the annual election of directors. This will result in a fully declassified Board by the 2024 annual meeting of shareholders.

In deciding to approve the proposed amendment to the Articles and to recommend that the shareholders vote to adopt the proposed amendment, the Board considered the benefits of retaining a classified board structure, which has a long history in corporate law, such as providing continuity and stability of the Board, encouraging directors to take a long-term perspective in the management of the business and affairs of the Company, reducing the Company’s vulnerability to coercive takeover tactics and enhancing the independence of non-management directors by providing them with a longer term of office and insulating them against pressure from management or special interest groups. However, the Board also considered the feedback it has received from shareholders, and reviewed the perspectives and voting guidelines of its large shareholders and independent proxy advisory firms. The prevailing viewpoint expressed by shareholders in our outreach was that they believed that the declassification of the Board, while not essential in the shorter term, was a better long-term practice. Ultimately, the Board is committed to strong corporate governance and to listening and responding to shareholders sentiment; therefore, the Board is proposing to eliminate the classified board structure.

Effect of the Amendment

The proposed amendment to the Articles would eliminate the classification of the Board over a three-year period beginning at the 2022 annual meeting of shareholders, with directors elected to a one-year term following the expiration of the directors’ existing terms and provide for the annual election of all directors beginning at the 2024 annual meeting of shareholders. We believe that a gradual declassification of the Board is in the best interests of our shareholders because it honors our shareholders’ prior decisions in electing incumbent directors for three-year terms. Further, a gradual declassification assures a smooth transition to the new board structure.

The proposed amendment of the Articles would become effective upon the filing of the Articles of Amendment to the Restated Articles of Incorporation with the Secretary of State of the State of Florida, which the Company would file promptly following the Annual Meeting if our shareholders approve the proposed amendment. In the case of any vacancy on the Board created by an increase in the number of directors, the vacancy would be filled through an interim appointment by the Board with the new director to serve a term ending at the next Annual Meeting. Vacancies created by resignation, removal or death would be filled by the Board by appointment of a new director to serve until the end of the term of the director being replaced. The proposed amendment would not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. If our shareholders approve the proposed amendment, the Board will also make certain conforming changes to the Bylaws and the Company’s Corporate Governance Guidelines. The proposed amendment to the Articles is attached to this Proxy Statement as Annex B.

Vote Required

For this proposal to be approved, the affirmative vote of a majority of shares entitled to vote on the matter (i.e., shares outstanding) is required.

THE BOARD UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THIS PROPOSAL ON THE WHITE PROXY CARD.

PROPOSAL 6— AMENDMENT TO ARTICLES TO REDUCE OWNERSHIP THRESHOLD TO CALL A SPECIAL SHAREHOLDERS’ MEETING

After careful consideration, the Board has determined that it is in the best interests of the Company and its shareholders to seek shareholder approval of an amendment to the Articles to reduce the ownership threshold to call a special shareholders’ meeting. The Company’s Articles and Bylaws currently permit shareholders holding 50% of all shares outstanding to call special meetings of shareholders for any purpose. The Board is committed to strong corporate governance principles that promote shareholder rights and the Board’s accountability. Based on the feedback we have received from shareholders and our commitment to align with best practices, the Board approved an amendment to the Articles to reduce the minimum ownership threshold to call a special shareholders’ meeting from 50% to 25%.

The Board continues to believe that the special meeting processes along with the Company’s shareholder engagement practices, provide shareholders with meaningful opportunities to raise important matters and, if necessary, pursue actions for shareholder consideration outside the annual meeting process. The Board also believes that establishing a 25% ownership threshold to call a special meeting strikes a reasonable balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders, including shareholders with special interests or transitory interests in the Company, could call one or more special meetings that could result in unnecessary financial expense and disruption to our business.

Effect of the Amendment

The proposed amendment to the Articles would reduce the minimum ownership threshold to call a special shareholders’ meeting from 50% to 25%.

If approved by our shareholders at the Annual Meeting, the proposed amendment of the Articles would become effective upon the filing of the Articles of Amendment to the Restated Articles of Incorporation with the Secretary of State of the State of Florida, which the Company would file promptly following the Annual Meeting if our shareholders approve the proposed amendment. If our shareholders approve the proposed amendment, the Board will also make certain conforming changes to the Bylaws.

The proposed amendment to the Articles is attached to this Proxy Statement as Annex C.

Vote Required

For this proposal to be approved, the affirmative vote of a majority of shares entitled to vote on the matter (i.e., shares outstanding) is required. The failure to vote as well as abstentions and broker non-votes will be counted as votes “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THIS PROPOSAL ON THE WHITE PROXY CARD.

PROPOSAL 7 - AMENDMENT TO THE AMENDED AND RESTATED
BYLAWS TO ADOPT PROXY ACCESS

The Board has unanimously approved and recommends that our shareholders approve amendments (“Proxy Access Amendments”) to the Bylaws to provide for proxy access. Proxy access will allow Eligible Shareholders (as defined below) who comply with the requirements set forth in the Bylaws to include their own nominees for director in the Company’s proxy materials along with the candidates nominated by the Board. After considering various factors with respect to the implementation of proxy access, the Board approved the Proxy Access Amendments, subject to approval by shareholders at the Annual Meeting.

Rationale for the Proposal and Recommended Thresholds

The Board is committed to acting in the best interests of our shareholders and to sound corporate governance guidelines and practices. The proposed adoption of the Proxy Access Amendments is the result of the Board’s ongoing review of the Company’s corporate governance policies and recent corporate governance best-practice.

The Board believes that proxy access should be structured in a way that:

•provides minority shareholders who hold a significant and continuing ownership interest in the Company with the opportunity to include Board candidates in our proxy statement;

•aligns with similar proxy access bylaws adopted by other public companies;

•requires a sustained commitment to the Company in terms of the shareholder’s ownership holding period, which is consistent with our focus on managing our business for the long term;

•avoids significant director turn-over with candidates not nominated by the Board, which may adversely impact the effectiveness of the Board; and

•provides sufficient substantive and procedural rules to permit the timely and cost-effective evaluation and implementation of shareholder nominations.

The Board believes that permissive proxy access, unless accompanied by meaningful requirements and thresholds, risks damaging the effectiveness of the Board, and by extension, the Company’s operational performance and long-term growth.

The Board determined that proxy access should require a nominating shareholder to own a minimum of 3% of the issued and outstanding shares of Company common stock. The majority of public companies that have adopted proxy access have applied this limitation. In adopting 3% as the applicable threshold, the Board considered, among other things, the number of outstanding shares of Company common stock, the number of shareholders with disclosed ownership positions of at least 1%, the ownership thresholds used by other public companies that have adopted proxy access, the ownership standards recommended by shareholder advisory groups, and the Board’s desire to avoid nominees who could be backed by shareholders with specific interests that may not represent the interests of shareholders generally.

The Board believes that allowing aggregation of up to 20 shareholders to meet the ownership requirement preserves the possibility of proxy access for relatively small shareholders and also alleviates unjustified demands on management’s time and resources.

The Board also determined that proxy access should require a nominating shareholder to have held the qualifying shares for at least three years. The Board believes that the interests and goals of shareholders who have demonstrated a long-term financial commitment to the Company are more likely to be aligned with the Company’s longer-term strategies, which the Board believes are essential to the Company’s success and beneficial to all shareholders. Granting proxy access to shareholders with holding periods of less than three years could result in a shorter-term focus at the Board level that may not promote the best interest of all shareholders.

If this Proposal 7 is approved and proxy access is adopted by the Company, the Proxy Access Amendments will go into effect and provide shareholders proxy access for next year’s annual meeting.

The following description of the proposed Proxy Access Amendments is only a summary and is qualified in its entirety by reference to the complete text of Article II, Section 10(d) of the amendment to the Bylaws attached hereto as Annex D.

Eligibility of Shareholders to Nominate Directors Pursuant to the Proxy Access Provisions

A shareholder or group of up to 20 shareholders (such shareholder or shareholder group, an “Eligible Shareholder”) that has maintained continuous qualifying ownership of at least 3% of the issued and outstanding Company common stock for at least the previous three years would be permitted to nominate and include up to a specified number of proxy access nominees in the Company’s proxy materials for its annual meeting of shareholders provided that the Eligible Shareholder and proxy access nominee(s) satisfy the requirements of the Proxy Access Amendments.

Calculation of Qualifying Ownership

To ensure that the interests of shareholders seeking to include proxy access nominees in the Company’s proxy materials are aligned with those of other shareholders, an Eligible Shareholder would be deemed to own only those outstanding shares of Company common stock as to which the Eligible Shareholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The following shares would not count as “owned” shares for purposes of the Proxy Access Amendment:
•shares purchased or sold by the Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;
•shares borrowed by the Eligible Shareholder or any of its affiliates for any purposes or purchased by the Eligible Shareholder or any of its affiliates pursuant to an agreement to resell such shares; and
•shares subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by the Eligible Shareholder or any of its affiliates which has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the Eligible Shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by the Eligible Shareholder or its affiliate.

Number of Proxy Access Nominees

The maximum number of proxy access nominees that the Company would be required to include in its proxy materials would not exceed the greater of (i) two (2) or (ii) 20% of the directors in office on the last day on which a nomination could be submitted (rounded down to the nearest whole number). If, after the nomination deadline, one or more vacancies occur on the Board and the Board decides to reduce the size of the Board in connection therewith, the proxy access nominee limit would be calculated based on the reduced number of directors. Any proxy access nominee who is either subsequently withdrawn or included in the Company’s proxy materials as a nominee of the Board, would be counted against the proxy access nominee limit. Nominees who cease to satisfy, or nominees of nominating shareholders who cease to satisfy, the eligibility requirements of the Proxy Access Amendments would also be counted against the proxy access nominee limit. Any director currently serving on the Board who was a proxy access nominee at any of the two preceding annual meetings and whose reelection at the upcoming annual meeting of the shareholders is being recommended by the Board at the upcoming annual meeting would also be counted against the proxy access nominee limit.

Procedure for Selecting Proxy Access Nominees if Proxy Access Nominee Limit Exceeded

If the number of proxy access nominees exceeds the proxy access nominee limit, then each nominating shareholder will select one nominee for inclusion in the proxy statement until the maximum number of director nominees is reached, beginning with the Eligible Shareholder with the largest qualifying ownership and proceeding through the list of Eligible Shareholder in descending order of qualifying ownership.

Nominating Procedure

In order to provide adequate time to assess proxy access nominees, requests to include proxy access nominees in the Company’s proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of shareholders, subject to adjustment in the event the annual meeting is held more than 30 days before or after the anniversary of the date of the prior year’s annual meeting.

Information Required of All Eligible Shareholders

Each Eligible Shareholder seeking to include a proxy access nominee in the Company’s proxy materials would be required to provide certain information to the Company, including, but not limited to:
•a copy of the Schedule 14N filed by the Eligible Shareholders with the SEC;
•information (including representations and warranties) regarding (i) a lack of intent to effect a change in control; (ii) the nominee’s candidacy compliance with applicable law or exchange rules; (iii) certain relationships with the Company and other attributes and biographical information of the nominee; (iv) continued compliance with shareholder eligibility requirements; (v) limitations on nominating shareholder solicitations, other than with respect to the nominee; and (vi) use of proxy cards;
•an agreement to comply with all applicable laws in connection with the nomination, solicitation and election and to file any and all written solicitations relating to director nominees; and
•an agreement to assume certain liabilities and indemnify the Company and its directors, officers, and employees against certain losses, including liabilities and losses relating to the shareholder’s nomination.

Information Required of All Proxy Access Nominees

Each proxy access nominee would be required to make certain written representations to and agreements with the Company, including, but not limited to:
•providing to the Company reasonably requested information;
•agreeing to adhere to the Company’s corporate governance guidelines and Code of Business Conduct and Ethics and any other Company policies and guidelines applicable to directors as adopted from time to time; and
•agreeing that such nominee is not and will not become party to any compensatory arrangements or voting commitments with a person or entity in connection with such proxy access nominee’s service or action as a nominee or director that have not been disclosed to the Company.

Exclusion of Proxy Access Nominees

The Company would not be required to include a proxy access nominee in the Company’s proxy materials if:
•the nominating shareholder or the designated representative thereof does not appear at the meeting of shareholders to present the nomination or the nominating shareholder withdraws its nomination, or the presiding officer of the annual meeting declares that such nomination was not made in accordance with the Proxy Access Amendments;
•the Board determines that such nominee’s nomination or election to the Board would result in the Company’s violating or failing to be in compliance with the Bylaws or the Articles or any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of any stock exchange on which the Company’s securities are traded;

•the nominee was nominated for election to the Board pursuant to the Proxy Access Amendments at one of the Company’s two (2) preceding annual meetings of shareholders of the Company and either withdrew or became ineligible or received less than 25% of the votes that all shareholders are entitled to cast for such nominee;
•the nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or
•the Company is notified, or the Board determines, that a nominating shareholder has failed to continue to satisfy the eligibility requirements included in the Proxy Access Amendments, any of the representations and warranties made in the applicable notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Proxy Access Amendments.

Supporting Statement

Eligible Shareholders would be permitted to include in the proxy statement a statement of up to 500 words in support of each proxy access nominee. The Company may omit any information or statement that the Board determines is untrue in any material respect, directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person or would violate any applicable law or regulation and may solicit against and include in the proxy statement its own statement relating to any proxy access nominee.

Vote Required

For this proposal to be approved, the affirmative vote of a majority of shares entitled to vote on the matter (i.e., shares outstanding) is required. The failure to vote as well as abstentions and broker non-votes will be counted as votes “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THIS PROPOSAL ON THE WHITE PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables sets forth certain information as of April 16, 2021 regarding the Company’s capital stock, beneficially owned by each person known to the Company to beneficially own more than 5% of the outstanding shares of Company common stock and Series B Preferred Stock, each NEO, each director, and all directors and executive officers as a group. Unless otherwise indicated below, the address of those identified in the table is c/o MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.

Name of Beneficial Owner	Number of Shares	Percentage Ownership(1)
Affiliates of Prescience Point Capital Management, LLC(2)	9,058,250	8.0%

NEOs, Executive Officers, and Directors	Number of Shares	Percentage Ownership(1)
M. Kathleen Behrens, Ph.D.	64,371	*
James L. Bierman	64,371	*
Edward J. Borkowski(3)	21,194	*
Peter M. Carlson(4)	125,812	*
Phyllis Gardner	—	*
Michael J. Giuliani	33,523	*
William A. Hawkins(5)	13,418	*
William F. Hulse IV(6)	30,023	*
Rohit Kashyap(7)	173,310	*
Cato T. Laurencin	33,523	*
K. Todd Newton	64,371	*
Robert B. Stein(8)	81,833	*
Martin P. Sutter(9)	24,125,747	17.6%
Timothy R. Wright(10)	730,705	*
Total Directors and Executive Officers(11) (15 persons)	25,778,981	18.8%

*	Less than 1%

(1)    The beneficial ownership set forth in the table is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. The percentage of beneficial ownership is based on 111,718,544 shares of Company common stock outstanding on April 16, 2021, plus 1,584,059 shares deemed outstanding pursuant to Rule 13d-3 under the Exchange Act. Also, shares of common stock that may be acquired by an individual or group within 60 days of April 16, 2021, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in the footnotes to this table, we believe that the stockholders named in the tables that follow have sole voting and investment power with respect to all shares of Company common stock and/or Company Preferred Stock shown to be beneficially owned by them, based on information provided to us by them.
(2)     On April 16, 2021, Eiad Asbahi, Alfred G. Merriweather, Charlotte E. Sibley, William F. Spengler, Prescience Point Capital Management, LLC, and certain affiliated entities filed an amendment to their Schedule 13D that indicated, among other things, that (i) Prescience Partners, LP had shared voting power over, and total beneficial ownership regarding, 6,058,430 shares of Company common stock; (ii) Prescience Point Special Opportunity L.P. had shared voting and dispositive power over, and total beneficial ownership regarding, 2,098,644 shares of Company common stock; (iii) Prescience Capital, LLC had shared voting and dispositive power over, and total beneficial ownership regarding, 8,157,074 shares of Company common stock; (iv) Prescience Investment Group, LLC d/b/a Prescience Point Capital Management LLC, had shared voting and dispositive power over, and total beneficial ownership regarding, 8,735,918 shares of Company common stock; (v) Mr. Asbahi had shared voting and dispositive power over, and total beneficial ownership regarding, 9,058,250 shares of Company common stock; (vi) Alfred G. Merriweather had shared voting and dispositive power over, and total beneficial ownership regarding, 1,270 shares of Company common stock; (vii) Charlotte E. Sibley had shared voting and dispositive power over, and total beneficial ownership regarding, 1,241 shares of Company common stock; and (viii) William F. Spengler had shared voting and dispositive power over, and total beneficial ownership regarding, 1,260 shares of Company common stock. The address of the principal office of Prescience Partners, LP, Prescience Point Special Opportunity L.P., Prescience Capital, LLC, Prescience Investment Group, LLC d/b/a Prescience Point Capital Management LLC, and Mr. Asbahi is 1670 Lobdell Avenue, Suite 200, Baton Rouge, Louisiana 70806. The address of the principal office of Mr. Merriweather is PO Box 668, Los Altos, California 94023. The address of the principal office of Ms. Sibley is 115 Hunt Valley Circle, Berwyn, Pennsylvania 19312. The address of the principal office of Mr. Spengler is 1003 NE 9th Avenue, Delray Beach, Florida 33483.
(3)    Mr. Borkowski resigned as Executive Vice President and Interim Chief Financial Officer effective November 15, 2019. Share ownership information is limited to record ownership.
(4)    Does not include 35,212 restricted stock units granted on December 16, 2019 that will vest based upon the achievement of certain performance criteria. Does not include 263,091 time vested restricted stock units.
(5)    Does not include 42,200 time vested restricted stock units.
(6)     Does not include 179,812 time vested restricted stock units.
(7)    Does not include 99,304 time vested restricted stock units.
(8)    Does not include 109,235 time vested restricted stock units.
(9)    Mr. Sutter is deemed to own 24,125,247 shares of Company common stock issuable upon conversion of 90,000 shares of Series B Preferred Stock and unpaid dividends held of record by an affiliate of EW Healthcare Partners, (converted using a ratio of $1,000 divided by $3.85, or approximately 259 common shares per share of Series B Preferred Stock), and 500 shares of common stock owned by his spouse.
(10)    Does not include 716,508 time vested restricted stock units.
(11)    Represents the ownership of only those persons currently serving as a director or executive officer of the Company. Includes 24,125,247 shares of Company common stock that may be acquired within 60 days.

SERIES B CONVERTIBLE PREFERRED STOCK
Name of Beneficial Owner	Number of Shares of Series B Convertible Preferred Stock	Number of Shares of Company Common Stock Into Which They May Convert(b)	Percentage Ownership(b)(c)
EW Healthcare Partners(a)	90,000	24,125,247	17.6%
(a)        The Series B Preferred Stock held of record by Falcon Fund 2 Holding Company, L.P., a partnership controlled by EW Healthcare Partners. EW Healthcare Partners Fund 2-UGP, LLC, the general partner of Falcon Fund 2 Holding Company, L.P., may also be deemed to have sole voting and investment power with respect to such shares of Company common stock. EW Healthcare Partners Fund 2-UGP, LLC, in a Schedule 13D filed on July 13, 2020 by it, Falcon Fund 2 Holding Company, L.P., Martin P. Sutter, Scott Barry, Ronald W. Eastman, Petri Vainio and Steve Wiggins, each a manager and collectively the managers of EW Healthcare Partners Fund 2-UGP, LLC (the “EW Schedule 13D”), disclaimed beneficial ownership of such shares of Company common stock except to the extent of its or his pecuniary interest therein. Similarly, each of the managers may be deemed to exercise shared voting and investment power with respect to such shares, and in the EW Schedule 13D each manager disclaimed beneficial ownership of such shares of Company common stock except to the extent of his pecuniary interest therein. Martin P. Sutter is a member of the Company’s Board of Directors. The principal address of the EW Healthcare Partners entities and each of the managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.
(b)     Conversion to Common Stock. Each holder of Series B Preferred Stock (each a “Holder” and collectively, the “Holders”) will have the right, at its option, to convert its Series B Preferred Stock (plus any accrued and unpaid dividends), in whole or in part, into a number of fully paid and non-assessable shares of Company common stock (converted using a ratio of $1,000 divided by $3.85, or approximately 259 common shares per share of Series B Preferred Stock). For purposes of this table the conversion price is presumed to be $3.85. No Holder may convert its shares of Series B Preferred Stock into shares of Company common stock if such conversion would result in the Holder, together with its affiliates, holding more than 19.9% of the votes entitled to be cast at any shareholders meeting or beneficially owning in excess of 19.9% of then-outstanding shares of Company common stock.
(c)     Voting Rights. Each share of Series B Preferred Stock is entitled to be voted by the Holders and will vote on an as-converted basis (converted using a ratio of $1,000 divided by $5.25 per share, or approximately 190 votes per share of Series B Preferred Stock) as a single class with the Company common stock, subject to certain limitations on voting set forth in the Articles of Amendment to the Company’s Articles of Incorporation, including a limit on the maximum number of votes to which Holders are entitled. As a result, EW Healthcare Partners would have 17,691,848 votes, or 13.5%, as of April 16, 2021. Percentage of total voting power is based on 111,718,544 shares of Company common stock outstanding on April 16, 2021, plus 1,584,059 shares deemed outstanding pursuant to Rule 13d-3 under the Exchange Act, plus the 17,691,848 votes to which EW Healthcare Partners are entitled.

OTHER MATTERS
Participants in the Solicitation

Under applicable SEC regulations, each of the Company’s directors and certain executive officers and other employees of the Company are deemed to be “participants” in this proxy solicitation by virtue of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf. For information about our directors and certain of our executive officers and other employees who may be deemed to be “participants” in the solicitation, please see Proposal 1—Election of Three Class II Directors” under the heading “Class II Director Nominees—Term Expiring in 2024” beginning on page 15, “Proposal 2—Election of One Class III Director” under the heading “Class III Director Nominee—Term Expiring in 2022”, “BOARD OF DIRECTORS—Biographies of Directors” beginning on page 17, “CORPORATE GOVERNANCE—Executive Officers” beginning on page 31, “Security Ownership of Certain Beneficial Owners and Management” beginning on page 63 of this Proxy Statement and Annex A to this Proxy Statement. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Proxy Solicitation Costs
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board. These expenses will include, among others, the costs of preparing, assembling, printing and mailing the proxy materials to shareholders of record and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions. Proxies may be solicited through the mail, in person, by telephone or via email.
We have retained Morrow Sodali LLC to solicit proxies in connection with the Annual Meeting. Under our agreement with them, Morrow Sodali will receive a fee of up to $[ ]. Morrow Sodali, and potentially employees and directors of MiMedx, will solicit proxies in person, by mail, telephone, facsimile, or email. The Company’s aggregate expenses, including those of Morrow Sodali, related to this solicitation and in excess of expenses normally spent for an annual meeting in which there is not a proxy contest and salaries and wages of regular employees and officers, are currently estimated to be approximately $[ ], of which approximately $[ ] has been incurred as of the date of this Proxy Statement. The Company also agreed to indemnify Morrow Sodali against certain liabilities relating to, or arising out of, its retention.
Shareholder Proposals and Director Nominations for the 2022 Annual Meeting of Shareholders
The Company does not know at this time when it will hold the 2022 annual meeting. In the event that an annual meeting is held more than 30 days earlier than the anniversary of the date of the immediately preceding annual meeting, notice of a shareholder nomination or proposal must be delivered to the Company no more than 190 days prior to such annual meeting nor less than the later of (i) 90 days prior to the date of such annual meeting and (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.
Because the 2022 Annual Meeting has not yet been scheduled, the Company is not providing a deadline for submitting shareholder proposals for the 2022 Annual Meeting at this time. Instead, in accordance with Rule 14a-8(e)(2) under the Exchange Act, the Company will provide shareholders with a deadline set at a reasonable time before the Company begins to print and send its proxy materials for the 2022 Annual Meeting.
Householding of Proxy Materials
We may deliver only one copy of this Proxy Statement to shareholders residing at the same address unless contrary instructions have been received from one or more of the affected shareholders. This is known as “householding.” We do this to reduce costs and preserve resources. Upon oral or written request, we will promptly deliver a separate copy to any shareholder residing at an address to which only one copy was mailed. Shareholders of record residing at the same address that have received multiple copies of this Proxy Statement may contact our mailing agent, Broadridge, to request that only a single copy of our proxy statement be mailed in the future. Contact Broadridge by phone at 1-800-690-6903 or by mail at 51 Mercedes Way, Edgewood, NY 11717.

Additional Information
Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

ANNEX A
ADDITIONAL INFORMATION REGARDING
PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board Nominees and certain executive officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Board Nominees

The names, ages and principal occupations of the Company directors and the Board nominees who are Participants are set forth in the sections entitled “Proposal 1—Election of Three Class II Directors” under the heading “Class II Director Nominees—Term Expiring in 2024” beginning on page [15], “Proposal 2—Election of One Class III Director” under the heading “Class III Director Nominee—Term Expiring in 2022” beginning on page [17] and “BOARD OF DIRECTORS—Biographies of Directors” beginning on page [18]. Other than as set forth in this Proxy Statement, no such principal occupation has been at any corporation or organization that is a parent, subsidiary or other affiliate of the Company. The business address for each of the Company directors and the Board nominees is c/o MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.

Officers

The executive officers of the Company who are Participants are Timothy R. Wright, Peter M. Carlson, Mark P. Graves, William F. “Butch” Hulse IV, Rohit Kashyap, Robert B. Stein, and Scott M. Turner. The business address for each of the executive officers is c/o MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062. The principal occupations of the Company’s executive officers are stated under the section entitled “CORPORATE GOVERNANCE—Executive Officers” beginning on page [30]. Other than as set forth in this Proxy Statement, no such principal occupation has been at any corporation or organization that is a parent, subsidiary or other affiliate of the Company.

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by directors and NEOs as of April 16, 2021 is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page [63].

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant within the past two years.

Transaction Descriptions Key

Item    Description
1    Grant of restricted shares for director grant (including unvested restricted stock units)
2    Grant of annual restricted shares for first year director grant (including unvested restricted stock units)
3    Regular scheduled purchase
4    Transfer to direct
5    Dividend reinvestment
6    Gift
7    Shares withheld for tax
8    Officer grant (including unvested restricted stock units)
9    Transfer to indirect by gift
10    Purchase
11    Transfer to indirect
12    Sale

Name	Transaction Date	Number of Shares of Company Common Stock	Acquisition (A) or Disposition (D)	Transaction Description Code
M. Kathleen Behrens	8/05/2020	38,135	A	8
	10/02/2020	26,236	A	1
James L. Bierman	8/05/2020	38,135	A	8
	10/02/2020	26,236	A	1
Phyllis Gardner	None	N/A	N/A	N/A
Michael J. Giuliani	12/16/2020	22,349	A	1
	12/16/2020	11,174	A	1
William A Hawkins	7/21/2020	13,418	A	1
	10/02/2020	26,236	A	1
	12/16/2020	15,964	A	1
Cato T. Laurencin	12/16/2021	22,349	A	1
	12/16/2021	11,174	A	1
K. Todd Newton	8/05/2020	38,135	A	1
	10/02/2020	26,236	A	1
Martin P. Sutter	7/2/2020	23,377,123	A	1

Name	Transaction Date	Number of Shares of Company Common Stock	Acquisition (A) or Disposition (D)	Transaction Code
Timothy R. Wright	6/07/2019	681,818	A	8
	6/07/2020	89,591	D	7
	8/05/2020	572,033	A	8
	2/18/2021	70,200	D	7
	3/04/2021	335,153	A	8
Peter M. Carlson	12/18/2019	49,295	A	8
	7/06/2020	35,211	A	8
	8/05/2020	177,966	A	8
	11/04/2020	35,211	A	8
	2/18/2021	18,015	D	7
	3/04/2021	109,235	A	8
Mark P. Graves	4/26/2020	3,363	D	7
	8/05/2020	35,254	A	8
	2/18/2021	4,060	D	7
	3/4/2021	27,308	A	8
William F. Hulse IV	8/5/2020	120,762	A	8
	2/18/2021	10,231	D	7
	3/4/2021	99,304	A	8
Rohit Kashyap	8/3/2020	173,310	A	8
	3/4/2021	99,304	A	8
Robert B. Stein	8/10/2020	81,833	A	8
	3/4/2021	191,068	A	8
Scott M. Turner	2/22/2019	3,540	D	7
	2/22/2019	1,876	D	7
	4/25/2019	1,460	D	7
	4/26/2019	52,067	A	8
	10/26/2019	292	D	7
	2/22/2020	3,540	D	7
	2/22/2020	1,629	D	7
	4/26/2020	5,067	D	7
	8/5/2020	48,135	A	8
	10/26/2020	301	D	7
	2/18/2021	5,278	D	7
	2/22/2021	1,572	D	7
	3/4/2021	39,721	A	8

Miscellaneous Information Concerning Participants

Each of the Company’s directors and officers is entitled to indemnification under the Articles and the Bylaws. In addition, each of the Company’s directors is a party to an indemnification agreement with the Company.

Other than as set forth in this Annex A or elsewhere in this Proxy Statement and based on the information provided by each Participant, no Participant or associate of any Participant:
• beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of Company common stock or other securities of the Company or any of the Company’s subsidiaries or

•has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a shareholder of the Company or, with respect to a Board nominee, as a nominee for director.

In addition, other than as described elsewhere in this Proxy Statement, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Annex A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their respective associates have or will have:
• any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; or

•a direct or indirect material interest in any transaction or series of similar transactions since January 1, 2018 or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

ANNEX B

PROPOSED ARTICLES OF AMENDMENT
TO RESTATED ARTICLES OF INCORPORATION
OF
MIMEDX GROUP, INC.
TO DECLASSIFY THE BOARD OF DIRECTORS

FIRST: This Corporation is named MiMedx Group, Inc. (the “Corporation”). The Articles of Incorporation of the Corporation were originally filed with the Office of the Department of State of the State of Florida on February 8, 2008. The Restated Articles of Incorporation of the Corporation were filed with the Office of the Department of State of the State of Florida on March 4, 2021.

SECOND: Pursuant to the authority of the Board of Directors of the Corporation set forth in the Corporation’s Restated Articles of Incorporation and Section 607.0602 of the Florida Business Corporation Act (the “Act”), these Articles of Amendment were duly adopted by the Board of Directors of the Corporation on [______________], 2021 in accordance with the provisions of Section 607.1003 of the Act.

THIRD: These Articles of Amendment were duly approved by holders of a majority of the outstanding shares of the Common Stock and of the Preferred Stock of the Corporation, voting together as a single class, in accordance with the provisions of Section 607.1003 of the Act and the Corporation’s Restated Articles of Incorporation on [____________], 2021.

FOURTH: The Corporation’s Restated Articles of Incorporation are hereby amended by deleting Article 10(b) and inserting the following text in lieu thereof:

Article 10. Board of Directors. The business and the affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

[…]

(b) The members of the Board of Directors elected at the 2010 annual meeting of Shareholders shall be divided into three classes, designated as Class I, Class II, and Class III as specified in the resolution adopted by Shareholders at such meeting. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Class I directors elected at the 2010 annual meeting of Shareholders shall be deemed elected for a three-year term, Class II directors for a two-year term, and Class III directors for a one-year term. Each director shall hold office until the next annual meeting of Shareholders upon which his/her term expires and until his/her successor is elected and qualified, or until his/her earlier death, resignation or removal. At each succeeding annual meeting of Shareholders prior to the 2022 annual meeting, successor directors to the Class of directors whose term expires at that annual meeting of Shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible. Notwithstanding the foregoing, commencing with the 2022 annual meeting of Shareholders, each person nominated as a director to serve in the class of directors whose term shall expire at such annual meeting of Shareholders shall be elected to hold office for a term expiring at the next annual meeting of Shareholders and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal. As a result, commencing with the 2024 annual meeting of Shareholders, the Board of Directors shall consist of one class of directors (with the Class I, Class II and Class III designations being eliminated), with all director nominees at such annual meeting of Shareholders and thereafter being elected to hold office for a term expiring at the next annual meeting of Shareholders and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on [_________________], 2021.

MiMedx Group, Inc.

By:__________________________
Name: William F. Hulse IV
Its: General Counsel and Secretary

ANNEX C
PROPOSED ARTICLES OF AMENDMENT
TO RESTATED ARTICLES OF INCORPORATION
OF
MIMEDX GROUP, INC.
TO REDUCE OWNERSHIP THRESHOLD
TO CALL A SPECIAL SHAREHOLDERS’ MEETING

FIRST: This Corporation is named MiMedx Group, Inc. (the “Corporation”). The Articles of Incorporation of the Corporation were originally filed with the Office of the Department of State of the State of Florida on February 8, 2008. The Restated Articles of Incorporation of the Corporation were filed with the Office of the Department of State of the State of Florida on March 4, 2021.

SECOND: Pursuant to the authority of the Board of Directors of the Corporation set forth in the Corporation’s Restated Articles of Incorporation and Section 607.0602 of the Florida Business Corporation Act (the “Act”), these Articles of Amendment were duly adopted by the Board of Directors of the Corporation on [______________], 2021 in accordance with the provisions of Section 607.1003 of the Act.

THIRD: These Articles of Amendment were duly approved by holders of a majority of the outstanding shares of the Common Stock and of the Preferred Stock of the Corporation, voting together as a single class, in accordance with the provisions of Section 607.1003 of the Act and the Corporation’s Restated Articles of Incorporation on [____________], 2021.

FOURTH: The Corporation’s Restated Articles of Incorporation are hereby amended by deleting Article 9 and inserting the following text in lieu thereof:

Article 9. Special Meeting of Shareholders. Special meetings of the shareholders for any purpose may be called by the Secretary of the Corporation at the request in writing of shareholders owning not less than 25% of all votes entitled to be cast on any issue proposed to be considered at the proposed meeting by delivering one or more written demands for the meeting which are signed, dated and delivered to the Secretary of the Corporation, describe the purpose(s) for which the meeting is to be held, and comply with the procedures set forth in Article II, Section 3 of the Amended and Restated Bylaws of the Corporation (as further amended and/or amended and restated from time to time, the “Bylaws”), or any successor or replacement provision of the Bylaws. The foregoing shall be in addition to, and not limit in any manner, the right of the any other person or group, including, to the extent applicable, the Board, the Chairman of the Board and the Chief Executive Officer of the Corporation, to call a special meeting of the shareholders as may be expressly provided in Article II, Section 3 (or any successor or replacement provision) of the Bylaws.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on [_________________], 2021.

MiMedx Group, Inc.

By:__________________________
Name: William F. Hulse IV
Its: General Counsel and Secretary

ANNEX D
AMENDMENT NO. 1
TO
THE AMENDED AND RESTATED BYLAWS
OF
MIMEDX GROUP, INC.

Pursuant to the resolutions duly adopted by the Board of Directors of MiMedx Group, Inc., a Florida corporation (the “Corporation”), and in accordance with Section 10, Article VIII of the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Bylaws are amended as set forth below. Except as specifically set forth below, the Bylaws remain unchanged and in full force and effect.

1. A new Section 10(d) is added to Article II of the Bylaws, the text of which is set forth below:
“(d). Shareholder Nominations Included in the Corporation’s Proxy Materials.

(i) Definitions. For purposes of this Section 10(d), the following terms shall have the meanings set forth below, except as otherwise provided herein.

“Eligible Holder” means a person who has either (i) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements of Section 10(d)(iv) continuously for the three (3)-year period as described in Section 10(d)(iv), or (ii) provides to the Secretary of the Corporation, within the time period specified in Section 10(d)(v), evidence of continuous ownership of such shares for such three (3)-year period from one or more securities intermediaries in a form that the Board of Directors, or its designee, determines would be acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

“Maximum Number” with respect to any annual meeting of the shareholders, means that number of nominees for election to the Board of Directors that constitutes no more than the greater of (i) two (2) or (ii) 20% of the total number of directors of the Corporation as of the last day on which a Qualified Nomination Notice may be submitted pursuant to Section 10(d)(v) (rounded down to the nearest whole number). The Maximum Number shall be subject to the adjustments described in Section 10(d)(iii).

“Minimum Number” means 3% of the Corporation’s issued and outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing made by the Corporation with the Securities and Exchange Commission prior to the submission of the Qualified Nomination Notice.

“Qualified Nomination Notice” means a notice given by a Nominating Shareholder that complies with the requirements of Section 10(d)(v) and names a Nominee.

“Nominating Shareholder” means an Eligible Holder or group of up to 20 Eligible Holders who nominate a nominee for election to the Board of Directors.

“Nominee” means any person nominated for election to the Board of Directors by a Nominating Shareholder that, individually and collectively, in the case of a group, satisfy all applicable procedures set forth in Section 10(d)(iv) and 10(d)(v).

(ii) Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 10(d) of this Article II, if expressly requested in a Qualified Nomination Notice delivered by a Nominating Shareholder, the Corporation shall include in its proxy statement for any annual meeting of the shareholders:

(A) the name of the Nominee, which shall also be included on the Corporation’s form of proxy and ballot;

(B) disclosures about the Nominee and Nominating Shareholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(C) any statement included by the Nominating Shareholder in the Qualified Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 10(d)(v)(B) of this Article II), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act, and the rules and regulations thereunder, including Rule 14a-9; and

(D) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 10(d) of this Article II.

(iii) Maximum Number of Nominees.

(A) The Corporation shall not be required to include in the proxy statement for an annual meeting of the shareholder more Nominees than the Maximum Number for such annual meeting. The Maximum Number for a particular annual meeting of the shareholders shall be reduced by: (1) Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting, (2) Nominees who cease to satisfy, or Nominees of Nominating Shareholders that cease to satisfy, the eligibility requirements in this Article II, Section 10(d) and (3) the number of incumbent directors who were Nominees with respect to any of the preceding two annual meetings of the shareholders and whose reelection at the upcoming annual meeting of the shareholders is being recommended by the Board of Directors. If one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 10(d)(v) of this Article II, but before the date of the annual meeting of the shareholders, and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(B) If the number of Nominees pursuant to this Section 10(d) of this Article II for any annual meeting of the shareholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Shareholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Qualified Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Nominee. If, after the deadline for submitting a Qualified Nomination Notice as set forth in Section 10(d)(v) of this Article II, a Nominating Shareholder becomes ineligible or withdraws its nomination, or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the delivery of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement Nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder, and (2) may otherwise communicate to its shareholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of the shareholders.

(iv) Eligibility of Nominating Shareholder.

(A) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 10(d) of this Article II only if the person or group (in the aggregate) has continuously owned at least the Minimum Number of shares of the common stock of the Corporation (as adjusted for any stock splits, stock dividends, or similar events) throughout the three (3)-year period preceding, including the date of submission of, the Qualified Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting of the shareholders. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide, together with the Qualified Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 10(d) of this Article II, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. If any shareholder withdraws from a group of Eligible Holders acting together as a Nominating Shareholder at any time prior to the annual meeting of the shareholders, the group of Eligible Holders shall only be treated as owning the shares held by the remaining members of the group.

(B) For purposes of this Section 10(d) of this Article II, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both: (1) the full voting and investment rights pertaining to the shares; and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (a) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (b) sold short by such Eligible Holder, (c) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (d) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a Nominee or other intermediary, so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest (including the opportunity for profit and risk of loss on) in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(C) No person shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Qualified Nomination Notice.

(v) Qualified Nomination Notice. To nominate a Nominee, the Nominating Shareholder must, no earlier than 150 days and no later than 120 days before the anniversary of the date that the Corporation delivered its proxy statement for the prior year’s annual meeting of the shareholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Qualified Nomination Notice”), and in no event will the public announcement of an adjournment of the annual meeting of shareholders commence a new time period for the giving of the Qualified Nomination Notice as provided above; provided, however, that if (and only if) the annual meeting of the shareholders is not scheduled to be held within a period that commences 30 days before the anniversary date of the prior year’s annual meeting of shareholders and ends 30 days after such anniversary date (an annual meeting of the shareholders date outside such period being referred to herein as an “Other Meeting Date”), the Qualified Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed:

(A) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules.

(B) A written notice of the nomination of such Nominee, in a form deemed satisfactory by the Board of Directors, that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member): (1) the information required with respect to the nomination of directors pursuant to Article II, Section 10(a) of these Bylaws, (2) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Shareholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (4) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (5) a representation and warranty that the Nominee: (a) does not have any direct or indirect relationship with the Corporation that would cause the Nominee to be considered not independent pursuant to the Corporation’s corporate governance guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded; (b) meets the Audit Committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded; (c) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and (d) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; and (e) has not been named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) and has not been convicted in such a criminal proceeding in the last ten years; (E) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 10(d)(iv) of this Article II and has provided evidence of ownership to the extent required by Section 10(d)(iv) of this Article II; (6) a representation and warranty that the Nominating Shareholder intends to continue to satisfy the share ownership eligibility requirements described in Section 10(d)(iv) of this Article II through the date of the annual meeting of the shareholders; (7) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the five years preceding the submission of the Qualified Nomination Notice; (8) a representation and warranty that the Nominating Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv) of the Exchange Act) (or any successor rules) with respect to the annual meeting of the shareholders, other than with respect to the Nominee or any nominee of the Board; (9) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting of the shareholders; (10) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and (11) in the case of a nomination by a group, the designation by all group members of one group member who is authorized to act on behalf of all group members with respect to all matters relating to the nomination, including withdrawal of the nomination.

(C) An executed agreement, in a form deemed satisfactory by the Board of Directors, which must be submitted within seven days of the Nominating Shareholder’s first submission of any information required by this Section 10(d) of this Article II, in a form deemed satisfactory by the Board of Directors or its designee, pursuant to which the Nominating Shareholder (including each group member) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file any written solicitation or other communication with the Corporation’s shareholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication or action by the Nominating Shareholder or any of its Nominees with the Corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Qualified Nomination Notice; and (4) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 10(d) of this Article II, or otherwise arising out of any nomination, solicitation or other activity by any Nominating Shareholder in connection with its efforts under this Section 10(d) of this Article II.

(D) An executed agreement, in a form deemed satisfactory to the Board of Directors, which must be submitted within seven days of the Nominating Shareholder’s first submission of any information required by this Section 10(d) of this

Article II, in a form determined to be satisfactory by the Board of Directors, or its designee, by the Nominee: (1) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; and (2) that includes the representation and agreement set forth in Section 10(a)(iii)(B)(5) of these Bylaws.

(E) In the event that any information or communications provided by a Nominating Shareholder or Nominee to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Nominating Shareholder or Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Board of Directors’ right to omit a Nominee from its proxy materials.
The information and documents required by this Section 10(d)(v) of this Article II shall be: (A) provided with respect to and executed by each group member, in the case of information applicable to group members; and (B) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor items) in the case of a Nominating Shareholder or group member that is an entity. The Qualified Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 10(d)(v) of this Article II (other than such information and documents contemplated to be provided after the date the Qualified Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(vi) Authority of the Board of Directors. The Board of Directors shall have the exclusive power and authority to interpret the provisions of this Article II, Section 10(d) and make, in good faith, all determinations deemed necessary or advisable in connection with this Article II, Section 10(d).

(vii) Exceptions.

(A) Notwithstanding anything to the contrary contained in Section 10(d) of this Article II, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Qualified Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (1) the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Section 10(d) of this Article II, the Nominating Shareholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with this Article II, Section 10(d) and shall therefore be disregarded; (2) the Board of Directors, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (3) the Nominee was nominated for election to the Board of Directors pursuant to this Section 10(d) of this Article II at one of the Corporation’s two (2) preceding Annual Meetings of shareholders and either withdrew or became ineligible or received less than 25% of the votes that all shareholders are entitled to cast for such Nominee; (4) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or (5) the Corporation is notified, or the Board of Directors determines, that a Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 10(d)(iv) of this Article II, any of the representations and warranties made in the Qualified Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee under this Section 10(d) of this Article II.

(B) Notwithstanding anything to the contrary contained in this Section 10(d) of this Article II, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (3) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(C) The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.”